CONFORMED COPY






	                             				   $300,000,000


               				     AMENDED AND RESTATED CREDIT AGREEMENT


                       				   Dated as of June 30, 1998

						                                  among


                        					     METRIS COMPANIES INC.,



                       	      THE LENDERS NAMED HEREIN,

               				     NATIONSBANK, N.A., as Syndication Agent,

              				      DEUTSCHE BANK, as Documentation Agent,

     			       U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent,

                     					 BARCLAYS BANK PLC, as Co-Agent,

			  BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Co-Agent,


                         					       and


          				 THE CHASE MANHATTAN BANK, as Administrative Agent





	TABLE OF CONTENTS


                                                        									Page

	ARTICLE I.

	Definitions                                                        1

	SECTION 1.01    Defined Terms                                      1
	SECTION 1.02    Classification of Loans and Borrowings            20
	SECTION 1.03    Terms Generally                                   20

	ARTICLE II.

	The Credits                                                       21

	SECTION 2.01    Commitments                                       21
	SECTION 2.02    Loans and Borrowings                              21
	SECTION 2.03    Borrowing Procedure                               22
	SECTION 2.04    Continuances and Conversions of Loans             23
	SECTION 2.05    Fees                                              24
	SECTION 2.06    Evidence of Debt; Repayment of Loans              25
	SECTION 2.07    Interest on Loans                                 26
	SECTION 2.08    Default Interest                                  26
	SECTION 2.09    Alternate Rate of Interest                        27
	SECTION 2.10.   Termination and Reduction of Commitments          27
	SECTION 2.11.   Prepayment                                        28
	SECTION 2.12.   Reserve Requirements; Change in Circumstances     28
	SECTION 2.13.   Change in Legality                                30
	SECTION 2.14.   Letters of Credit                                 31
	SECTION 2.15.   Indemnity                                         34
	SECTION 2.16.   Pro Rata Treatment                                35
	SECTION 2.17.   Sharing of Setoffs                                35
	SECTION 2.18.   Payments                                          36
	SECTION 2.19.   Taxes                                             36

	ARTICLE III.

	Representations and Warranties                                    38

	SECTION 3.01.   Organization; Powers                              38
	SECTION 3.02.   Authorization                                     38
	SECTION 3.03.   Enforceability                                    39
	SECTION 3.04.   Governmental Approvals                            39
	SECTION 3.05.   Financial Statements                              39
	SECTION 3.06.   No Material Adverse Change                        39
	SECTION 3.07.   Title to Properties; Possession Under Leases      39
	SECTION 3.08.   Subsidiaries                                      40
	SECTION 3.09.   Litigation; Compliance with Laws                  40
	SECTION 3.10.   Agreements                                        40
	SECTION 3.11.   Federal Reserve Regulations                       40
	SECTION 3.12.   Investment Company Act; Public Utility
			Holding Company Act                               41
	SECTION 3.13.   Use of Proceeds                                   41
	SECTION 3.14.   Tax Returns                                       41
	SECTION 3.15.   No Material Misstatements                         41
	SECTION 3.16.   Employee Benefit Plans                            41
	SECTION 3.17.   Environmental Matters                             42
	SECTION 3.18.   Security Interests                                42
	SECTION 3.19.   Year 2000                                         42

	ARTICLE IV.

	Conditions of Lending                                             43

	SECTION 4.01.   Conditions to Closing                             43
	SECTION 4.02.   Conditions to Initial Extensions of Credit        44
	SECTION 4.03.   Conditions to All Loans                           45

	ARTICLE V.

	Affirmative Covenants                                             46

	SECTION 5.01.   Existence; Businesses and Properties              46
	SECTION 5.02.   Insurance                                         46
	SECTION 5.03.   Obligations and Taxes                             46
	SECTION 5.04.   Financial Statements, Reports, etc                47
	SECTION 5.05.   Litigation and Other Notices                      48
	SECTION 5.06.   Employee Benefits                                 49
	SECTION 5.07.   Maintaining Records; Access to Properties
			and Inspections                                   49
	SECTION 5.08.   Further Assurances                                50
	SECTION 5.09.   Information Regarding Collateral                  51
	SECTION 5.10.   Sale of Accounts                                  51
	SECTION 5.11.   Regulatory Capital                                51

	ARTICLE VI.

	Negative Covenants                                                52

	SECTION 6.01.   Financial Covenants.                              52
	SECTION 6.02.   Limitations on Indebtedness                       53
	SECTION 6.03.   Liens                                             54
	SECTION 6.04.   Sale and Lease-Back Transactions                  55
	SECTION 6.05.   Mergers, Consolidations, and Sales of Assets      56
	SECTION 6.06.   Investments, Loans, Advances and Guarantees.      56
	SECTION 6.07.   Restricted Payments; Certain Payments of
			Indebtedness                                      58
	SECTION 6.08.   Disposition of Assets                             58
	SECTION 6.09.   Transactions with Affiliates                      59
	SECTION 6.10.   Amendment of Material Documents.                  59
	SECTION 6.11.   Limitations on Restrictions on Dividends          59
	SECTION 6.12.   Limitation on Negative Pledge Clauses             60
	SECTION 6.13.   Changes in Fiscal Periods                         60
	SECTION 6.14.   Limitations on Lines of Business                  60
	SECTION 6.15.   Certain Matters Related to Accounts               60

	ARTICLE VII.

	Events of Default                                                 61

	ARTICLE VIII.

	The Administrative Agent                                          65

	ARTICLE IX.

	Miscellaneous                                                     68


	SECTION 9.01.   Notices                                           68
	SECTION 9.02.   Survival of Agreement                             68
	SECTION 9.03.   Binding Effect                                    68
	SECTION 9.04.   Successors and Assigns                            69
	SECTION 9.05.   Expenses; Indemnity                               71
	SECTION 9.06.   Right of Setoff                                   72
	SECTION 9.07.   Applicable Law                                    73
	SECTION 9.08.   Waivers; Amendment                                73
	SECTION 9.09.   Interest Rate Limitation                          73
	SECTION 9.10.   Entire Agreement                                  74
	SECTION 9.11.   Waiver of Jury Trial                              74
	SECTION 9.12.   Severability                                      74
	SECTION 9.13.   Counterparts                                      74
	SECTION 9.14.   Headings                                          74
	SECTION 9.15.   Jurisdiction; Consent to Service of Process       74
	SECTION 9.16.   Confidentiality                                   75
	SECTION 9.17.   Effect of Amendment and Restatement of the
			Existing Credit Agreement                         75


Exhibits

Exhibit A               Form of Borrowing Request
Exhibit B               Form of Borrower Security Agreement
Exhibit C               Form of Assignment and Acceptance
Exhibit D               Form of Pledge Agreement
Exhibit E               Form of Subsidiary Guaranty
Exhibit F               Form of Non-Bank Certificate
Exhibit G               Form of Borrowing Base Certificate
Exhibit H               Form of Subsidiary Security Agreement



Schedules

Schedule 2.01   Commitments
Schedule 3.08   Subsidiaries
Schedule 3.09   Litigation
Schedule 3.14   Tax Returns
Schedule 3.18   UCC Filings
Schedule 6.03   Liens
Schedule 6.06   Investments

			AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 30, 1998, among METRIS COMPANIES INC., a Delaware corporation (the "Borrower"), the lenders listed in Schedule 2.01 hereto (the "Lenders"), NATIONSBANK, N.A., as Syndication Agent (in such capacity, the "Syndication Agent"), DEUTSCHE BANK, as documentation agent, U.S. BANK NATIONAL ASSOCIATION, as documentation agent (collectively in such capacity, the "Documentation Agents"), BARCLAYS BANK PLC as co-agent, and BANK OF
AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as co-agent (collectively in such capacity, the "Co-Agents"), and THE
CHASE MANHATTAN BANK, as administrative agent for the Lenders.

		In connection with the tax-free distribution (the "Spin-off") to shareholders of Fingerhut Companies, Inc. ("Fingerhut") of Fingerhut's interest in the outstanding Capital Stock of the Borrower, the Borrower has requested the Lenders to extend credit to the Borrower in an aggregate principal amount of up to $300,000,000, of which (i) $100,000,000 shall be available in the form of term loans, (ii) $200,000,000 minus the LC Exposure shall be available in the form of revolving credit loans and (iii) up to $50,000,000 shall be available in the form of letters of credit. The proceeds of all such borrowings and such letters of credit are to be used by the Borrower and its subsidiaries to provide working capital and for other general corporate purposes in the ordinary courseof business, including for permitted business acquisitions. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth.

		Accordingly, the Borrower, the Lenders and the Administrative Agent agree as follows:


	ARTICLE I.

	Definitions

		SECTION I.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

		"ABR Borrowing" shall mean a Borrowing comprised of ABR
Revolving Loans.

		"ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate.

		"Accounts" shall mean all accounts (excluding credit cardholder accounts but not excluding accounts receivable arising therefrom), accounts receivable, other receivables, contract rights, chattel paper, and related instruments and documents, insurance claims and proceeds, and notes, whether now owned or hereafter acquired by the Borrower or any Subsidiary.

		"Adjusted Pre-Tax Income" shall mean, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted in calculating Consolidated Net Income for such period, the sum of (a) income tax expense and (b) provisions for loan losses on a managed basis, and minus, without duplication and to the extent added in calculating Consolidated Net Income the sum of (i) charge-offs in respect of Managed Accounts Receivable and (ii) extraordinary gains and gains on securitization transactions to the extent such gains exceed related fees.

		"Administrative Agent" shall mean The Chase Manhattan Bank, together with its affiliates, as the arranger of the Commitments and as the agent for the Lenders under this Agreement and the other Loan Documents.

		"Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.05(b).

		"Advance Rate" shall mean, at any time, the advance rate percentage set forth below corresponding to the Receivables Ratio at such time

			Receivables Ratio                                       Advance Rate

			<0.50%                                                  85.0%
			30.50%  <  1.50%                                        90.0%
			31.50%                                                  92.5%

; provided that until the earlier of (a) the date that is 90 days after the Effective Date and (b) the Equity Offering Date the advance rate in respect of a Receivables Ratio 3 1.50% shall be 93.5%.

		"Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

		"Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of(a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City;
each change in the Prime Rate shall be effective on the date such change is publicly announced as effective. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory
Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York
(which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York
City received at approximately 10:00 a.m., New York City time, on such day
(or, if such day shall not be a Business Day, on the next preceding Business
Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers ofrecognized standing selected by it.
"Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be presumed conclusive absent manifest error but subject to rebuttal by the Borrower) that it is unable to ascertain the Base CD Rate or the Federal
Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate
Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD
Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

		"Applicable Margin and Commitment Fee Percentage" shall mean, (a) with respect to Term Loans comprising (i) any ABR Borrowing, 1.50% and (ii) any
Eurodollar Borrowing, 2.50% and (b) with respect to the LC Fee, the Revolving
Loans and the Commitment Fee, the applicable percentage per annum set forth below based upon the ratings by S&P and Moody's, respectively, applicable on such date to the Index Debt:


Rating

				           ABR                 LIBOR              Commitment
			       Percentage           Percentage           Fee Percentage

	Category 1




BB+/Ba1                           0.75%                1.75%                 .325%
or above


	Category 2


BB/Ba2                            1.00%                2.00%                 .375%


	Category 3


BB-/Ba3                           1.25%                2.25%                 .500%


	Category 4


below B+/B1                       1.50%                2.50%                 .625%
or unrated



		For purposes of the foregoing, (i) if at any time either S&P or Moody's shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then
Category 4 shall apply; (ii) if the ratings established or
deemed to have been established by S&P or Moody's for the Index Debt shall fall within different Categories, the numerically higher Category (with
Category 4 being the numerically highest Category) shall apply; and (iii) if any rating established or deemed to have been established by
S&P or Moody's shall be changed (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which such change is first announced by the applicable rating agency.
Each change in the Applicable Margin and Commitment Fee Percentage shall apply during the period commencing on the effective date of
such change and ending on the date immediately preceding the effective date of the next such change.  If the rating system of S&P or Moody's shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the nonavailability of ratings from such rating agency (and pending the effectiveness of such amendment, the Applicable
Margin and Commitment Fee Percentage will be determined by
reference to the rating most recently in effect from such rating agency).

		"Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the
Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the
Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's domestic offices.

		"Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit C.

		"Available Commitment" shall mean, with respect to any Lender at any time, the difference between such Lender's Revolving Commitment and its Revolving
Exposure at such time.

		"Bank Regulatory Authority" shall mean the Board, the Comptroller of the
Currency, the Federal Deposit Insurance Corporation and all other relevant bank regulatory authorities (including, without limitation, relevant state bank regulatory authorities).

		"Big Six Accounting Firm" shall mean any of Price Waterhouse & Co., Arthur
Andersen & Co., Ernst & Young, KPMG Peat Marwick LLP, Deloitte & Touche and
Coopers & Lybrand or their respective successors.

		"Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

		"Borrower Security Agreement" shall mean the Borrower Security Agreement, substantially in the form of Exhibit B hereto, made by the Borrower in favor of the Administrative Agent, as such agreement may be amended, supplemented, modified or restated from time to time as permitted thereby or replaced by a comparable agreement.

		"Borrowing" shall mean Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

		"Borrowing Base" shall mean, at any time, an amount equal to the product of
(x) Managed Accounts Receivable times (y) the Advance Rate.  The Borrowing
Base at any time shall be determined by reference to the most recent
Borrowing Base Certificate delivered to the Administrative Agent, absent any error in such Borrowing Base Certificate.

		"Borrowing Base Certificate" shall mean a certificate in the form of
Exhibit G or any other form approved by the Administrative Agent, together with all attachments contemplated thereby.

		"Borrowing Request" shall mean a request by the Borrower for a Borrowing in accordance with Section 2.03.

		"Business Day" shall mean any day (other than a day which is a Saturday,
Sunday or legal holiday in the State of New York) on which banks are permitted to open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the
term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

		"Capital Lease" shall have the meaning given such term in the definition of
Capital Lease Obligation.

		"Capital Lease Obligations" of any Person shall mean the obligations of such
Person to pay rent or other amounts under any lease (a "Capital Lease") of
(or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP consistently applied and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP consistently applied.

		"Capital Stock":  shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing; provided that Capital Stock shall not include any certificates or other interests in or issued by a trust or other conduit in connection with a Receivables Transfer Program.

		A "Change in Control" shall be deemed to have occurred if (a) any person
(as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act)
shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the
Borrower or any Person directly or indirectly Controlling the Borrower, (b)
at any time, individuals who on the Effective Date (after giving effect to the Spin-off) were directors of the Borrower (together with any replacement or additional directors nominated or appointed by the majority of directors then in office) cease to constitute a majority of the Board of Directors of the
Borrower or (c) a "Change of Control" shall occur as defined in the Senior
Note Indenture.

		"Class", when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving
Loans or Term Loans, and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Term Loan Commitment.

		"Closing Date" shall have the meaning assigned to such term in Section 4.01.

		"Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

		"Collateral" shall mean any and all "Collateral", as defined in any applicable Collateral Document.

		"Collateral Documents" shall mean the Borrower Security Agreement, the
Subsidiary Security Agreement and the Pledge Agreement and the executed stock powers
referred to therein.

		"Commitment" shall mean a Revolving Commitment or a Term Loan Commitment, or any combination thereof (as the context requires).

		"Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(a).

		"Consolidated Net Income" shall mean, for any period, the net income of the
Borrower and its consolidated Subsidiaries, as determined on a consolidated basis in conformity with GAAP consistently applied.

		"Consolidated Net Worth" shall mean, as at any date of determination, the consolidated stockholders' equity of the Borrower and its Subsidiaries, as determined on a consolidated basis in conformity with GAAP consistently applied.

		"Consolidated Tangible Net Worth" shall mean, as at any date of determination, Consolidated Net Worth less (to the extent reflected in determining Consolidated Net Worth) the sum of (without duplication) (a) all write-ups subsequent to March 31, 1998 in the book value of any asset by the Borrower or any of its Subsidiaries, (b) all investments in Persons that are not consolidated Subsidiaries and (c) all unamortized debt discount and expense (other than unamortized fees), unamortized deferred charges (except to the extent offset by deferred income), goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

		"Consolidated Total Assets" shall mean, at any date of determination, the consolidated total assets of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP consistently applied.

		"Consolidated Total Revenues" shall mean, for any period, the consolidated total revenues of the Borrower and its Subsidiaries, as determined on a consolidated basis in conformity with GAAP consistently applied.

		"Control" shall have the meaning given such term in Rule 12b-2 under the
Exchange Act and "Controlling" and "Controlled" shall have meanings correlative thereto.

		"Credit Card Bank" shall mean DMCCB and any other Person that issues credit cards to be formed or acquired by the Borrower or one of the Subsidiaries.

		"Credit Event" shall mean each Borrowing, each issuance of a Letter of Credit and each amendment of a Letter of Credit that increases the principal amount thereof.

		"Credit Loss Reserves" shall mean, at any date of determination, the amount of reserves for credit losses in respect of Managed Accounts Receivable.

		"Cumulative Consolidated Net Income" shall mean, as at any date of determination, the aggregate net income of the Borrower and its consolidated Subsidiaries, as determined on a consolidated basis in conformity with GAAP consistently applied ("Net Operating Income"), for each fiscal quarter of the Borrower commencing with the fiscal quarter ended April 1, 1998 and ending with the fiscal quarter most recently ended on or prior to such date of determination, provided that "Cumulative Consolidated Net Income" shall be determined exclusive of any fiscal quarter of the Borrower for which Net Operating Income is less than zero.

		"Cumulative Securitization Gains" shall mean cumulative gains on securitization transactions to the extent such gains exceed cumulative related fees, to the extent the foregoing are first reflected on a consolidated balance sheet of the Borrower and its Subsidiaries on or after March 31, 1998, as determined on a consolidated basis in conformity with GAAP consistently applied to the extent applicable.

		"Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

		"Depositary Institution" shall mean any Person that is a bank, savings and loan or similar financial institution.

	0	"Designated Debt" shall mean, as at any date, all obligations of the Borrower and its consolidated Subsidiaries which are (or, as of such date, should be)
accounted for as indebtedness on a consolidated balance sheet of the Borrower in conformity with GAAP consistently applied whether such obligations are classified as long-term or short-term under GAAP consistently applied.

		"DMCCB" shall mean Direct Merchants Credit Card Bank, National Association,
or its successor.

		"dollars" or "$" shall mean lawful money of the United States of America.

		"Effective Date" shall have the meaning assigned to such term in Section 4.02.

		"Equity Offering Date" shall mean the date on which the first public offering of the Borrower's common stock is consummated after the Closing Date.

		"Equity plus Credit Reserves to Delinquent Assets Ratio" shall mean, at any time, the ratio of (a) Consolidated Tangible Net Worth (excluding Cumulative
Securitization Gains) plus Credit Loss Reserves at such time to (b) the amount of Managed Accounts Receivable that are more than 90 days contractually past due at such time or otherwise non-performing.

		"Equity plus Credit Reserves to Managed Accounts Receivable Ratio" shall mean, at any time, the ratio (expressed as a percentage) of (a) Consolidated
Tangible Net Worth (excluding Cumulative Securitization Gains) at such time plus Credit Loss Reserves at such time to (b) Managed Accounts Receivable at such time.

		"Equity to Managed Accounts Receivable Ratio" shall mean, at any time, the ratio (expressed as a percentage) of (a) Consolidated Tangible Net Worth
(excluding Cumulative Securitization Gains) at such time to (b) Managed
Accounts Receivable less Credit Loss Reserves at such time.

		"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

		"ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and that is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 412 of the Code, that is treated as a single employer under Section 414 of the Code.

		"Eurodollar Borrowing" shall mean a Borrowing composed of Eurodollar Loans.

		"Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

		"Event of Default" shall have the meaning assigned to such term in Article
VII.

		"Excess Spread" shall mean, for any three consecutive Monthly Periods (a
"Test Period"), the average of the Series Excess Spreads determined in respect of such Test Period for each outstanding series (a "Series") of certificates relating to the Metris Master Trust (which average shall be determined on a weighted basis by reference to the average aggregate invested amount with respect to each such Series).  As used in this definition,
"Series Excess Spread" means, with respect to any Series, (a) the average of the Portfolio Yields for each of the three Monthly Periods in the relevant
Test Period minus (b) the weighted average Base Rates for such three Monthly Periods.

		In addition, as used in this definition, (i) with respect to the series of certificates captioned 1996-1 or 1998-1 and issued pursuant to the Master
Trust Agreement, "Base Rate" and "Portfolio Yield" shall have the respective meanings assigned to such terms in the relevant supplement to the Master
Trust Agreement as in effect on the Closing Date (or, in the case of the
1998-1 supplement, the Effective Date), and (ii) with respect to any other series of certificates relating to the Metris Master Trust, (x) "Base Rate"
shall mean, as of any Business Day, the average of the per annum certificate rates applicable to such certificates on such Business Day
weighted by the unpaid principal amount of each respective class of certificates as of such Business Day plus the product of the per annum servicing fee rate applicable to such series times a fraction the numerator of which is the amount by reference to which such servicing fee is payable and the denominator of which is the aggregate invested amount in respect of such series and (y) "Portfolio Yield" shall mean, for any Monthly
Period, the annualized percentage equivalent of a fraction, the numerator of which is an amount equal to the sum of the aggregate
amount of available finance charge collections allocated to such series for such Monthly Period (excluding amounts on deposit in any reserve account established for such series), calculated on a
cash basis, minus the aggregate amount allocated to such series for such
Monthly Period in respect of defaulted Accounts and amounts required to be deposited, but not deposited, in any excess funding account in connection with the adjustment of an Account, and the denominator of which is the average daily aggregate invested amount of the certificates with respect to such series for such Monthly Period; provided that, for the purposes of this clause (ii), the Base Rate and Portfolio Yield will instead be calculated in the manner set forth in the documentation governing the relevant series of certificates so long as such terms (or their equivalent) are defined in such documentation in a manner no less favorable to the Lenders (i.e., that would be expected to materially increase the reported Series Excess
Spread) than the relevant definitions set forth in
the Master Trust Agreement.

		"Exchange Act" shall mean the Securities Exchange Act of 1934.

		"Excluded Subsidiaries" shall mean (i) any Credit Card Bank, (ii) any
Receivables Transfer Subsidiary and (iii) any Subsidiary that is an insurance company or other regulated financial institution that is not permitted by applicable law or regulation to guarantee the Obligations.

		"FDIA" shall mean the Federal Deposit Insurance Act, as amended from time to time.

		"Fee Letter" shall have the meaning assigned to such term in Section 2.05(d).

		"Fees" shall mean the Commitment Fee, the LC Fee, the fees referred to in
Section 2.05(d) and the Administrative Agent Fees.

		"Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such corporation.

		"Fingerhut" shall have the meaning assigned to such term in the recitals hereto.

		"Funded Senior Debt" shall mean, at any time, without duplication, the sum of (a) the aggregate principal amount of the Term Loans and the Revolving
Exposures, (b) the amount of utilization under any receivables financing entered into by or on behalf of the Borrower or any of its Subsidiaries
(including any liquidity facility associated therewith and Indebtedness of the type referred to in Section 6.03(h)), (c) the amount of deposits held by any
Subsidiary that is a Depositary Institution and (d) the aggregate principal amount of all outstanding unsecured Indebtedness of the Borrower and its
Subsidiaries (excluding (i) the aggregate principal amount
of unsecured Indebtedness having no scheduled principal payments prior to the final stated maturity of each of the credit facilities provided for herein
(provided that the exclusion pursuant to this clause (i) shall not exceed the amount of Consolidated Net Worth at such time) and (ii)
Indebtedness of the Borrower or a Subsidiary Guarantor subordinated to any
Indebtedness outstanding hereunder on terms and conditions that either (A)
qualifies as Subordinated Debt or (B) are satisfactory to the Required
Lenders (as evidenced by their prior written approval).

		"GAAP" shall mean generally accepted accounting principles in the United
States.

		"Governmental Authority" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over the Borrower, any Subsidiary or any Lender, as the case may be.

		"Guarantee" of or by any Person shall mean, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the
"primary obligor") (or any other obligation of a primary obligor if the anticipated liability of such guarantor shall have been
reserved against in the financial statements of such guarantor or quantified in the notes thereto), including third party mortgages or third party security interests, in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such
Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor for purposes of enabling the primary obligor to pay such Indebtedness or other obligation; provided that the term Guarantee shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.  For purposes of determining compliance with any covenant contained herein, the
"amount" of any Guarantee shall be deemed to equal (i) the lesser of the amount of the Indebtedness guaranteed or otherwise benefited by such
Guarantee or the maximum amount of the Borrower's or the applicable
Subsidiary's liability with respect to such Guarantee or (ii) if such Guarantee shall not be a guarantee of Indebtedness, the amount of the anticipated liability reserved against in connection with such Guarantee in the most recent balance sheet of the guarantor or any anticipated liability of the guarantor thereunder quantified in the notes accompanying such balance sheet.

		"Immaterial Subsidiary" shall mean, at any date, any Subsidiary (other than an Excluded Subsidiary) that represents less than 10% of each of the following (I) Consolidated Total Assets as of the most recently ended fiscal quarter of the Borrower, (II) Consolidated Net Worth as of the most recently ended fiscal quarter of the Borrower and (III) Consolidated Total
Revenues for the four fiscal quarters of the Borrower most recently ended .

		"Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade payables and payroll expenses, so long as such trade payables and payroll expenses are incurred in the ordinary course of business), (f) Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such
Person, whether or not the obligations secured thereby have been assumed to the extent of the amount of such Indebtedness or, if such Indebtedness is nonrecourse, to the extent of the lesser of the amount of such Indebtedness and the value of the property securing such Indebtedness, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital
Lease Obligations of such Person, and (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit other than trade letters of credit.  Notwithstanding the foregoing,
Indebtedness shall exclude sales of Accounts accounted for as sales under GAAP and obligations in respect of Rate Protection Agreements.  The Indebtedness of any Person shall include the Indebtedness of any partnership (other than the Metris Master Trust) in which such Person is a general partner.

		"Index Debt" shall mean the senior secured debt of the Borrower outstanding pursuant to the Revolving Commitments.

		"Information Memorandum" shall mean the Confidential Information Memorandum dated April 1998 relating to the Borrower and the Transactions.

		"Insured Subsidiary" shall mean any insured depository institution (as defined in 12 U.S.C. 1813(c) (or any successor provision), as amended, re-enacted or redesignated from
time to time), that is controlled (within the meaning of 12 U.S.C. 1841 (or any successor provision), as amended, re-enacted or redesignated from time to time) by the Borrower.

		"Interest Election Request" shall mean a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.04.

		"Interest Payment Date" shall mean, with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any other Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration, been applicable to such Loan and, in addition, the date of any refinancing or conversion of such Loan with or to a Loan of a different Type.

		"Interest Period" shall mean as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the
calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, provided that, if any Interest Period would end on a day other than a
Business Day, such Interest Period shall be extended to the next succeeding
Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.
Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

		"Issuing Banks" shall mean The Chase Manhattan Bank, NationsBank, N.A., U.S.
Bank National Association and one or more other Lenders which shall be designated in writing from time to time by the Borrower with the consent of such Lender and the Administrative Agent, which consent, in the case of the
Administrative Agent, shall not be unreasonably withheld.

		"LC Commitment" shall mean, with respect to each Lender, the commitment of such Lender to acquire participation in Letters of Credit hereunder as set forth in Section 2.14, in an amount not in excess of the amount set forth opposite such Lender's name as its LC Commitment in Schedule 2.01, as the same may be permanently reduced from time to time pursuant to Section 2.10.

		"LC Disbursement" shall mean any payment or disbursement made by the Issuing
Bank under or pursuant to a Letter of Credit.

		"LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (b) the aggregate amount of all LC Disbursements for which the Lenders have not been reimbursed pursuant to Section 2.14 (and, when used with respect to a particular Lender, shall mean such Lender's pro rata share,
based upon its LC Commitment, of such aggregate LC Exposure).

		"LC Fee" shall have the meaning set forth in Section 2.05(c).

		"Letter of Credit" shall mean any letter of credit issued pursuant to the terms of Section 2.14(a).

		"Leverage Ratio" shall mean, at any time, the ratio of (a) Designated Debt of the Borrower at such time to (b) Consolidated Tangible Net Worth
(excluding Cumulative Securitization Gains) at such time.

		"LIBO Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Borrowing, the rate per annum determined on the basis of the rate for deposits in dollars for a period equal to such Interest
Period commencing on the first day of such Interest Period appearing on Page
3750 of the Dow Jones Markets service as of 11:00 A.M., London time, two
Business Days prior to the beginning of such Interest Period.  In the event that such rate does not appear on Page 3750 of the Dow Jones Markets service
(or otherwise on such service), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered dollar deposits at or about 11:00 A.M., New York City time, two
Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

		"Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

		"Liquidity Facility" shall have the meaning assigned to such term in
Section 4.02.

		"Loan" shall mean a Term Loan or a Revolving Loan, whether made as a
Eurodollar Loan or as an ABR Loan, as permitted hereby.

		"Loan Documents" shall mean this Agreement, the Subsidiary Guaranty and the
Collateral Documents.

		"Loan Parties" shall mean the Borrower and each Subsidiary Guarantor.

		"Managed Accounts Receivable" shall mean, at any time, the sum for the
Borrower and its Subsidiaries (without duplication) of (a) all on-balance sheet accounts receivable (determined on a consolidated basis without duplication in accordance with GAAP) and (b) all owned or securitized accounts receivable.

		"Margin Stock" shall have the meaning given such term under Regulation U.

		"Master Trust Agreement" shall mean the Metris Master Trust Pooling and
Servicing Agreement dated as of May 26, 1995 among MRI, DMCCB and Bank of New
York (Delaware), as trustee, as amended, supplemented or otherwise modified from time to time.

		"Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations or financial condition of the Borrower and the
Subsidiaries taken as a whole, (b) material impairment of the ability of the
Borrower or any Subsidiary to perform any material obligation under any Loan
Document to which it now is or hereafter becomes a party or (c) material impairment of any of the material rights of or benefits available to the
Lenders under the Loan Documents.

		"Metris Master Trust" shall mean (i) the Metris Master Trust formed pursuant to the Master Trust Agreement, as amended or supplemented from time to time, and (ii) any other independent trust formed for the purpose of acquiring interests in the accounts receivable of the
Borrower or any of its Subsidiaries and issuing certificates of beneficial interest in such receivables or commercial paper pursuant to a Receivables
Transfer Program.

		"Monthly Period" shall mean the period from and including the first day of each fiscal month of the Borrower to and including the last day of such fiscal month.

		"Moody's" shall mean Moody's Investors Service, Inc., and its successors.

		"MDI" shall mean Metris Direct, Inc., a Minnesota corporation.

		"MRI" shall mean Metris Receivables, Inc., a Delaware special purpose corporation, or its successors.

		"Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate
(other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

		"Obligations" shall mean (a) the Borrower's obligations in respect of the due and punctual payment of principal of and interest on the Loans when and as due, whether at maturity or upon any Interest Payment Date, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all amounts required to be paid by the Borrower under Section 2.14 or otherwise in respect of any LC Disbursement, (c) all Fees, expenses, indemnities, reimbursements and other obligations, monetary or otherwise, of the Borrower under this Agreement or any other Loan Document and (d) all obligations, monetary or otherwise, of each Subsidiary under each Loan Document to which it is a party.

		"PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

		"Permitted Business Acquisition" shall mean any acquisition if immediately after giving effect thereto:  (a) in the case of clause (ii) of Section 6.06
(g), such acquisition is of all or substantially all the assets of, or shares or other equity interests in, a Person or division or line of business of a Person (or any subsequent investment made in a previously acquired Permitted Business Acquisitions), (b) no Default or Event of Default
shall have occurred and be continuing or would result therefrom, (c) all transactions related thereto shall be consummated in accordance with applicable laws, (d) any acquired or newly formed corporation, partnership, association or other business entity shall be a domestic wholly owned Subsidiary and all actions required to be taken, if any, with respect to such acquired or newly formed Subsidiary under Section 5.10 shall have been taken and (e) the Borrower and the Subsidiaries shall be in compliance, on a pro forma basis after giving effect to such acquisition or formation, with the covenants contained in Sections 6.01 recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and the
Subsidiaries as if such acquisition and related financings or other transactions had occurred on the first day of the period for testing such compliance, and, if the amount of such investment or series of related investments exceeds $5,000,000, then the Borrower shall have delivered to the
Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such Subsidiary or assets.

		"Permitted Investments" shall mean:

		(a)  direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

		(b)  investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating from
S&P or from Moody's of at least A1/P1 (or  equivalent rating), respectively;

		(c)  investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than
$500,000,000; and

		(d)  fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c)
above.

		"Person" shall mean any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

		"Plan" shall mean any pension plan (other than a Multiemployer Plan)
subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of the Borrower or any ERISA Affiliate.

		"Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit D hereto, made by the parties thereto in favor of the
Administrative Agent, as such agreement may be amended, supplemented, modified or restated from time to time as permitted thereby or replaced by a comparable agreement.

		"Rate Protection Agreements" shall mean interest rate protection or swap agreements, exchange rate hedging agreements, foreign currency exchange agreements or other interest, currency or exchange rate hedging, cap or collar agreements or arrangements.

		"Receivables Ratio" shall mean, at any time, the ratio of (a) the product of (i) Adjusted Pre-Tax Income for the two fiscal quarters of the Borrower and its Subsidiaries most recently ended times (ii) two to (b) the average of
Managed Accounts Receivable for the two fiscal quarters of the Borrower and its Subsidiaries most recently ended.

		"Receivables Transfer Program" shall mean (i) the structured receivables program conducted pursuant to that certain Bank Receivables Purchase
Agreement dated as of May 26, 1995, between DMCCB and Fingerhut (whose rights and obligations were assigned to and assumed by the Borrower pursuant to an
Assignment and Assumption Agreement dated as of September 16, 1996 (the
"Assignment Agreement") between Fingerhut and the Borrower), that certain Purchase Agreement dated as of May 26, 1995, between Fingerhut (whose rights and obligations thereunder were assigned to and assumed by the
Borrower under the Assignment Agreement) and MRI and the Master Trust
Agreement, each as amended and supplemented from time to time or replaced by a similar agreement and related agreements; and (ii) any other program under which the Borrower and/or any of its Subsidiaries sell or may sell interests in its Accounts to one or more purchasers on a limited recourse basis as determined in accordance with GAAP, but excluding any sales of Accounts made in conjunction with any sale of other assets of the Borrower or any of the
Subsidiaries.  Interests in Accounts sold by the Borrower and/or any of its Subsidiaries under clause (i) above will for all purposes be deemed sold pursuant to a Receivables Transfer Program as of the date the Accounts are initially transferred to the relevant Receivables Transfer Subsidiary.

		"Receivables Transfer Subsidiary" shall mean (i) MRI and (ii) any other special purpose Subsidiary formed pursuant to a Receivables Transfer Program.

		"Register" shall have the meaning given such term in Section 9.04(d).

		"Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

		"Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

		"Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

		"Replacement Letter of Credit" shall mean a letter of credit issued by a bank the long term debt of which has a rating of at least A by both Moody's and S&P, for the benefit of the Administrative Agent to secure the repayment of any future drawings under any outstanding Letters of Credit issued hereunder.

		"Reportable Event" shall mean any reportable event as defined in
Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

		"Required Lenders" shall mean, at any time, Lenders having Revolving
Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, Term Loans and unused Commitments at such time.

		"Responsible Officer" of any corporation shall mean any executive officer or
Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

		"Restricted Payment" shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower or any Subsidiary, or any payment
(whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption,
retirement, acquisition, cancellation or termination of any such shares of
Capital Stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower or any Subsidiary.

		"Revolving Borrowing" shall mean a borrowing consisting of simultaneous
Revolving Loans from each of the Lenders.

		"Revolving Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire a participation in Letters of Credit, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10 and (b) reduced or increased from time to time pursuant to
assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable.  The initial aggregate amount of the Lenders' Revolving Commitments is $200,000,000.

		"Revolving Exposure" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

		"Revolving Lender" means a Lender with a Revolving Commitment or, if the
Revolving Commitments have terminated or expired, a Lender with Revolving
Exposure.

		"Revolving Loans" shall mean the revolving loans made by the Lenders to the
Borrower pursuant to Section 2.01.  Each Revolving Loan shall be an
Eurodollar Revolving Loan or an ABR Revolving Loan.

		"Revolving Maturity Date" shall mean the date that is the third anniversary of the Closing Date.

		"Sale-Leaseback Transaction" shall have the meaning given such term in
Section 6.04.

		"Senior Note Indebtedness" shall mean the indebtedness of the Borrower issued pursuant to the Senior Note Indenture.

		"Senior Note Indenture" shall mean the $100,000,000 Indenture governing the
Borrower's Senior Notes due 2004 among the Borrower, the guarantors parties thereto and the trustee named therein, as the same may be amended, supplemented, modified or restated from time to time as permitted thereby and hereby.

		"Series" shall have the meaning assigned to such term in the definition of
"Excess Spread."

		"S&P" shall mean Standard & Poor's Ratings Services and its successors.

		"Spin-off" shall have the meaning assigned to such term in the recitals hereto.

		"Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the
Administrative Agent is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months.  Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

		"Subordinated Debt":  any unsecured Indebtedness:  (a) no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to January 1, 2004; (b) the payment of the principal of and interest on which and other obligations in respect thereof are subordinated to the prior payment in full of the Obligations on material terms and conditions no less favorable to the Lenders than the subordination provisions of comparable subordinated indebtedness entered into by similar borrowers at the time of incurrence; (c) the rate of interest for which is comparable to the interest rate on comparable subordinated indebtedness entered into by similar borrowers at the time of incurrence and (d) for which the covenants and events of default contained in the related documentation are no more restrictive in any material respect on the Borrower than the covenants and events of default contained herein.

		"subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, limited liability company, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power or more than 50% of the general partnership or membership interests are, at the time any determination is being made, owned, controlled or held by the parent and/or one or more subsidiaries of the parent.

		"Subsidiary" shall mean any subsidiary of the Borrower including any subsidiary of the Borrower created or acquired by the Borrower after the date hereof other than Metris Master Trust.

		"Subsidiary Guarantors" shall mean each Subsidiary of the Borrower party to the Subsidiary Guaranty.

		"Subsidiary Guaranty" shall mean the Guaranty to be executed and delivered by each Subsidiary of the Borrower other than the Excluded Subsidiaries, substantially in the form of Exhibit E hereto, as the same may be amended, supplemented, modified or restated from timeto time as permitted thereby or replaced by a comparable guaranty.

		"Subsidiary Security Agreement" shall mean the Security Agreement to be executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit H hereto, as the same may be amended, supplemented, modified or restated from time to time as permitted thereby or replaced by a comparable guaranty.

		"Term Loan" shall mean a Loan made pursuant to clause (a) of Section 2.01.

		"Term Loan Commitment" shall mean, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the
Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.10 and
(b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each
Lender's Term Loan Commitment is set forth on Schedule 2.01, or in the
Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable.  The initial
aggregate amount of the Lenders' Term Loan Commitments is $100,000,000.

		"Term Loan Lender" shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

		"Term Maturity Date" shall mean the date that is the fifth anniversary of the
Closing Date.

		"Total LC Commitment" shall mean, at any time, the aggregate amount of the
Lenders' LC Commitments, as in effect at such time.

		"Total Revolving Commitment" shall mean, at any time, the aggregate amount of
Revolving Commitments of all the Revolving Lenders, as in effect at such time.

		"Transactions" shall have the meaning assigned to such term in Section 3.02.

		"Type" when used in respect of any Loan or Borrowing, shall refer to the
Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, "Rate" shall include the
LIBO Rate and the Alternate Base Rate.

		"Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

		SECTION I.02  Classification of Loans and Borrowings.  For purposes of this
Agreement, Loans may be classified and referred to by Class (e.g., a
"Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type
(e.g., a "Eurodollar Revolving Loan").  Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by
Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a
"Eurodollar Revolving Borrowing").

		SECTION I.03  Terms Generally.  The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words "include", "includes" and
"including" shall be deemed to be followed by the phrase "without limitation".  All references herein to Articles, Sections, Exhibits and
Schedules shall be deemed references to Articles and Sections of, and
Exhibits and Schedules to, this Agreement unless the context shall otherwise equire.  All terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


	ARTICLE II.

	The Credits

		SECTION II.01  Commitments.  Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to make a Term Loan to the Borrower on the
Effective Date in a principal amount not exceeding its Term Loan Commitment and (b) to make Revolving Loans to the Borrower, at any time and from time to time on and after the Effective Date and until the earlier of the Revolving
Maturity Date and the termination of the Revolving Commitment of such Lender, in an aggregate principal amount that will not result in (i) such Lender's
Revolving Exposure exceeding such Lender's Revolving Commitment or (ii) the aggregate principal amount of Funded Senior Debt at such time exceeding the
Borrowing Base then in effect.  The Term Loan Commitments and the
Revolving Commitments of the Lenders are set forth in Schedule 2.01.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

		SECTION II.02  Loans and Borrowings.  (a)  Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the
Lenders ratably in accordance with their Commitments of the applicable Class;
provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to
lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  The Loans comprising any Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if made as an ABR Loan, an aggregate principal amount equal to the remaining balance of the Available Commitments).

		(b)  Subject to Section 2.13, each Revolving Borrowing shall be comprised entirely of Eurodollar Loans or ABR Loans as the Borrower may request pursuant to Section 2.03.  Each Lender at its option may make any Eurodollar
Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.  Borrowings of more than one Type and Class may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than 10 separate Eurodollar Borrowings of any Lender being outstanding at any one time.  For purposes of the foregoing,
Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

		(c)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the
Administrative Agent in New York, New York, not later than 2:00 p.m.,
New York City time, and the Administrative Agent shall by 3:00 p.m., New York
City time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective
Lenders.  Revolving Loans and Term Loans shall be made by the Lenders pro rata in accordance with their respective Commitments, subject to Section 2.16.  Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such
Borrowing, the Administrative Agent may assume that such
Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this paragraph (c) and the
Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the
Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for
each day from and including the date such amount is made available to the
Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective
Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the
Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

		(d)  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurodollar Borrowing if the Interest
Period requested with respect thereto would end after the Revolving Maturity
Date or the Term Maturity Date, as applicable.

		SECTION II.03  Borrowing Procedure.  (a)  To request a Borrowing, the
Borrower shall hand deliver or telecopy to the Administrative Agent a borrowing request in the form of Exhibit A hereto (a) in the case of a
Eurodollar Borrowing, not later than 12:00 noon, New York City time, three
Business Days before any such proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time
(except that the Borrower shall use its best efforts to make such request by
11:00 a.m., New York City time), on the day of such proposed Borrowing.  Such notice shall be irrevocable and shall in each case specify (i) whether such
Borrowing is to be of Revolving Loans or Term Loans, a Eurodollar
Borrowing or an ABR Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto.  If no election as to the Type of Borrowing is specified in any
such notice, then the requested Borrowing shall be an ABR Borrowing.  If no
Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest
Period of one month's duration.  If the Borrower shall not have given notice in accordance with this Section 2.03 of its election to continue or convert a
Borrowing prior to the end of the Interest Period in effect for such
Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to convert or continue such Borrowing with an ABR Borrowing.  The
Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested
Borrowing.

		SECTION II.04  Continuances and Conversions of Loans.  Each Revolving
Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.
Thereafter, the Borrower may elect to convert such Borrowing to a different
Type or to continue such Borrowing and, in the case of a
Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 12:00 (noon), New York City time (except that the Borrower shall use its best efforts to make such request by 11:00 a.m., New York City time), on the day of conversion, to convert any Eurodollar Borrowing into an ABR
Borrowing, (ii) not later than 12:00 (noon), New York City time, three
Business Days prior to conversion or continuation, to convert any ABR
Borrowing into a Eurodollar Borrowing or to continue any Eurodollar
Borrowing as a Eurodollar Borrowing for an additional Interest Period, and
(iii) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any
Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

			(i)     each conversion or continuation shall be made pro rata among the
Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing, as the case may be;

			(ii)    if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such
Borrowing converted or continued shall be an integral multiple of $1,000,000 and not less than $5,000,000;

			(iii)   if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Banks pursuant to Section 2.15;

			(iv)    any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar
Borrowing;

			(v)     any portion of a Eurodollar Borrowing which cannot be converted into or continued as a Eurodollar Borrowing by reason of clause (iv) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and

			(vi)    no Interest Period may be selected for any Eurodollar Borrowing that would end after the Revolving Maturity Date or the Term Maturity Date, as
applicable.

		Each notice pursuant to this Section 2.04 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the
Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such
Borrowing is to be converted to or continued as a Eurodollar Borrowing, the
Interest Period with respect thereto.  If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a
Eurodollar Borrowing, the Borrower shall be deemed to have
selected an Interest Period of one month's duration.  The Administrative
Agent shall promptly advise the other Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of any converted or continued
Borrowing.  If the Borrower shall not have given notice in accordance with this Section 2.04 to continue any Borrowing into a subsequent Interest Period
(and shall not otherwise have given notice in accordance with this Section
2.04 to convert such Borrowing), such Borrowing shall, at the end of the
Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an
ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of
Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

		SECTION II.05  Fees.  (a)  The Borrower agrees to pay to each Revolving
Lender, through the Administrative Agent, on each March 31, June 30,
September 30 and December 31, and on the date on which the Commitment of such
Lender shall be terminated as provided herein, a commitment fee (the
"Commitment Fee") equal to the Commitment Fee Percentage (as determined in accordance with the definition of Applicable Margin and Commitment Fee
Percentage) in effect from time to time on the amount of the Available
Commitment of such Lender, during the quarter then ended (or shorter period commencing with the Closing Date or ending with the Revolving Maturity Date or any date on which the Revolving Commitment of such Lender shall be terminated), commencing on the first such date to occur after the date hereof.  The Commitment Fee shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be.  The
Commitment Fee due to each Revolving Lender shall commence to accrue on the
Closing Date and shall cease to accrue on the earlier of (I) the Revolving
Maturity Date and (II) the termination of the Revolving Commitment of such Lender as provided herein.

		(b)  The Borrower agrees to pay to the Administrative Agent the fees (the
"Administrative Agent Fees") relating to this Agreement at the times and in the amounts agreed upon in the letter agreement dated April 6, 1998, between the Borrower and The Chase Manhattan Bank (the "Fee Letter").

		(c) The Borrower agrees to pay each Revolving Lender, through the Administrative Agent, on each March 31, June 30, September 30 and December
31, and on the date on which the Letters of Credit are no longer outstanding, a fee (the "LC Fee") equal to a percentage per annum equal to the LIBOR
Percentage (as determined in accordance with the definition of Applicable
Margin and Commitment Fee Percentage) in effect on such date on such Lender's pro rata share, based upon its Revolving Commitment, of the average daily amount of all Letters of Credit outstanding during the preceding period. The LC Fee shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as the case may be. The LC Fee due to each Revolving Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which Letters of Credits are no longer outstanding.

		(d)  The Borrower shall pay to the applicable Issuing Lender for its own account a fronting fee of 1/8 of 1% per annum (or any lower rate agreed to by any Issuing Bank) of the average daily face amount of any Letter of Credit issued by such Issuing Bank, payable quarterly in arrears on each March 31,
June 30, September 30 and December 31 and on the date on which the Revolving Commitment of such Lender shall be terminated as provided herein after the date a Letter of Credit is issued.  In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

		(e)  All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders.  Once paid, none of the Fees shall be refundable under any circumstances.

		SECTION II.06  Evidence of Debt; Repayment of Loans.  (a)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by it from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.  The
Administrative Agent shall maintain the Register pursuant to Section
9.04(d) in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii)
the amount of any sum received by the Administrative Agent hereunder from the
Borrower and each Lender's share thereof.  The entries made in the Register and the accounts of each Lender maintained pursuant to this paragraph (a)
shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

		(b)  The outstanding principal balance of each Revolving Loan shall be payable on the Revolving Maturity Date.  The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each
Revolving Lender the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date, (ii) to the
Administrative Agent for the account of each Term Loan Lender the then unpaid principal amount of each Term Loan of such Term Loan Lender on the Term
Maturity Date.

		(c)  Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing.  Repayments of Loans shall be accompanied by accrued interest on the amount repaid.

		SECTION II.07  Interest on Loans.  (a)  Subject to the provisions of
Sections 2.08 and 2.09, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the
Interest Period in effect for such Borrowing plus the LIBOR Percentage (as determined in accordance with the definition of Applicable Margin and
Commitment Fee Percentage).  Interest on each Eurodollar Borrowing shall be payable on each applicable Interest Payment Date.  The LIBO Rate for each
Interest Period shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.  The
Administrative Agent shall promptly advise the Borrower and each Lender of such determination.

		(b)  Subject to the provisions of Section 2.08, the Loans comprising each
ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, during any period in which the Alternate Base Rate is based on the Prime
Rate, and (ii) 360 days, during any period in which the Alternate
Base Rate is based on the Base CD Rate or the Federal Funds Effective Rate)
at a rate per annum equal to the Alternate Base Rate plus the ABR Percentage
(as determined in accordance with the definition of Applicable Margin and
Commitment Fee Percentage).  Interest on each ABR Borrowing shall be payable on each applicable Interest Payment Date.  The Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.  The Administrative Agent shall promptly advise the Borrower and each Lender of such determination.

		SECTION II.08  Default Interest.  (i) If all or a portion of the principal amount of any Loan or reimbursement obligation shall not be paid when due
(whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and reimbursement obligations (whether or
not overdue) shall bear interest at a rate per annum which is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of Section 2.07 plus 2% or (y) in the case of reimbursement obligations, the rate applicable to ABR
Revolving Loans plus 2%, and (ii) if all or a portion of any interest payable on any Loan or reimbursement obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate applicable to ABR Loans under the relevant credit facility plus 2% (or, in the case of any such other amounts that do not relate to a particular facility, the ABR plus 3.50%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before
judgment).

		SECTION II.09  Alternate Rate of Interest.  In the event, and on each occasion, that on the day two Business Days prior to the commencement of any
Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the
Eurodollar Loans comprising such Borrowing are not generally available in the
London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Lenders of making or maintaining Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the LIBO Rate, the
Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the Lenders.
In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar
Borrowing shall be deemed to be a request for an ABR Borrowing.
The Administrative Agent agrees to give written notice to the Borrower promptly after it determines that the conditions giving rise to any notice under the first sentence of this paragraph shall no longer be in effect.
Each determination by the Administrative Agent hereunder shall be presumed conclusive absent manifest error but subject to rebuttal by the
Borrower.


		SECTION II.10.  Termination and Reduction of Commitments.  (a)  The
Revolving Commitments and the LC Commitments shall be automatically terminated on the Revolving Maturity Date.  The Term Loan Commitments shall be automatically terminated at the close of business on the Effective Date.

		(b)  Upon at least three Business Days' prior irrevocable written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total
Revolving Commitment or the Total LC Commitment; provided that (i) each partial reduction of the Total Revolving Commitment or the Total LC
Commitment, as the case may be, shall be in an integral multiple of
$1,000,000 and in a minimum principal amount of $5,000,000; (ii) no such termination or reduction shall be made which would reduce the Total Revolving
Commitment to an amount less than the Revolving Exposure, (iii) no such termination or reduction shall be made which would reduce the Total Revolving
Commitment below the Total LC Commitment and (iv) no such termination or reduction shall be made which would reduce the Total LC Commitment below the LC Exposure.

		(c) Each reduction in the Total Revolving Commitment or the Total LC Commitment hereunder shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments or LC Commitments, as applicable. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction hereunder, the Commitment Fee on the amount of the Revolving
Commitments so terminated or reduced accrued through the date of such termination or reduction.

		SECTION II.11.  Prepayment.  (a)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving written notice (or telephone notice promptly confirmed by written notice) to the Administrative Agent:
(i) before 12:00 noon, New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans and before 12:00 noon, New York
City time, and (ii) on the day of the proposed prepayment (except that the
Borrower shall use its best efforts to make such request by
11:00 a.m., New York City time), in the case of ABR Loans; provided that each partial pre-payment shall be in an amount which is an integral multiple of
$1,000,000 and not less than $5,000,000.

		(b)  On the date of any termination or reduction of the Revolving Commitments pursuant to Section 2.10(b), the Borrower shall pay or prepay so much of the
Revolving Borrowings as shall be necessary in order that the Revolving
Exposure will not exceed the Total Revolving Commitment after giving effect to such termination or reduction.

		(c)  If at any time the amount of Senior Funded Debt shall exceed the
Borrowing Base, the Borrower shall, within 30 days, pay or prepay so much of the Loans then outstanding, together with accrued interest thereon, or forthwith deposit cash with the Administrative Agent in such amount, which cash deposit shall serve as collateral security for the repayment of any further drawings under the Letters of Credit, so that the sum of the aggregate amount of the Funded Senior Debt will not exceed the Borrowing Base after giving effect to such prepayment or collateralization.

		(d)  Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein.
All prepayments under this Section 2.11 shall be subject to
Section 2.15 but otherwise without premium or penalty.  All prepayments under this Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

		SECTION II.12.  Reserve Requirements; Change in Circumstances.  (a)
Notwithstanding any other provision herein, if after the Closing Date, any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or such Issuing Bank of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder, including reimbursement of drawings under the Letters of Credit (other than "Taxes"
covered by Section 2.19 and changes in the rate of tax imposed on the overall net income of such Lender by any Governmental Authority as a result of a present or former connection between the jurisdiction of the Governmental
Authority imposing such tax on such Lender (except a connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender, or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender on an after tax basis for such additional costs incurred or reduction suffered.

		(b)  If any Lender shall have determined that the adoption after the
Closing Date of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental
Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or
would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding
company could have achieved but for such adoption, change or compliance
(taking into consideration such Lender's policies and the policies of such
Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company on an after tax basis for any such reduction suffered after the date hereof.

		(c)  A certificate of a Lender setting forth such amount or amounts, along with the Lender's method of computation of such amounts, as shall be necessary to compensate such Lender (or participating banks or other entities pursuant to Section 9.04) as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be presumed conclusive absent manifest error but subject to rebuttal by the
Borrower.  The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days of its receipt of the same.
In the event any Lender delivers such a certificate, the
Borrower may, at its own expense, require such Lender to transfer and assign in whole or in part, without recourse (in accordance with Section 9.04) all or part of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i)
such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received a written consent of the Administrative Agent in the case of an entity that is not a Lender, which consent shall not unrea-
sonably be withheld, and (iii) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder as of
such date.  Any Lender claiming any additional amounts payable pursuant to this Section 2.12 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the
Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any additional amount which may thereafter accrue and would not, in the sole
determination of such Lender, be otherwise disadvantageous to such Lender.

		(d)  Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period; provided, however, that no Lender shall be entitled to compensation for any such increased costs or reductions unless it shall have submitted a certificate under paragraph (c) above with respect thereto not more than 90 days after the date that such Lender knows that such increased costs have been incurred or such reduction suffered. Notwithstanding any other provision of this Section 2.12, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, and each Lender shall in good faith endeavor to allocate
increased costs or reductions fairly among all of its affected commitments and credit extensions (whether or not it seeks compensation from all affected borrowers).  The protection of this Section 2.12 shall be available to each
Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

		SECTION II.13.  Change in Legality.  (a)  Notwithstanding any other provision herein contained, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any
Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such
Lender may:

			(i)       declare that Eurodollar Loans will not thereafter be made by such
Lender hereunder, whereupon any request by the Borrower for a Eurodollar
Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

			(ii)      require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

		(b)  For purposes of this Section 2.13, a notice to the Borrower by any
Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the
Borrower.  The Administrative Agent agrees to give written notice to the Borrower promptly after it determines that the conditions giving rise to any notice under paragraph (a) above shall no longer be in effect.

		(c)  Each Lender agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the
Borrower or to change the jurisdiction of its applicable lending office if the making of such filing or change would enable such Lender to legally make or maintain any Eurodollar Loan referred to in paragraph (a)of this Section
2.13; provided, however, that (i) such Lender shall not be required to make such filing or change if, in the sole determination of such Lender, such
`action would be otherwise disadvantageous to such Lender and (ii) until such time as such Lender shall have determined that it can make or maintain such
Eurodollar Loan, the Lender may take the actions referred to in
Section 2.13(a).

		SECTION II.14. Letters of Credit. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Issuing Bank shall issue and deliver to the Borrower at any time and from time to time on or after the Effective Date and prior to the fifth Business Day before the Revolving Maturity Date, Letters of Credit for the account of the Borrower or any Subsidiary in an aggregate undrawn amount at any one time outstanding not to exceed $50,000,000; provided that such Issuing Bank shall not issue any Letter of Credit if, immediately after giving effect to such issuance, the LC Exposure at such time would exceed the Total LC Commitment or if the Revolving Exposure would exceed the Total Revolving Commitment or if the aggregate principal amount of Senior Funded Debt at such time would exceed the Borrowing Base then in effect. Each Letter of Credit (x) shall be in form as shall have been agreed upon in writing by the Borrower, the Administrative Agent and such Issuing Bank, (y) shall be in a minimum face amount of $2,000 and (z) shall permit drawings upon the presentation of one or more sight drafts and such other documents as shall be specified by the Borrower in the applicable notice delivered pursuant to paragraph (b) below and shall expire on a date not later than the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and
(ii) the fifth Business Day prior to the Revolving Maturity Date. The letters of credit set forth on Schedule 2.14 shall be deemed to be "Letters of Credit" hereunder at all times such letters of credit are outstanding after the Effective Date; and each of the issuing banks listed therein shall be deemed to be the "Issuing Bank" with respect to such Letters of Credit.

		(b)  The Borrower shall give such Issuing Bank written or telecopy notice or notice via computer modem not later than 10:00 a.m., New York City time, one
Business Day (or such shorter period as shall be acceptable to such Issuing
Bank and the Administrative Agent) prior to any proposed issuance of a Letter of Credit.  Each such notice shall refer to this Agreement and shall specify
(i) the date on which such Letter of Credit is to be issued (which shall be a Business Day), the account party on the Letter of Credit and the face amount thereof (which shall be an amount in dollars), (ii) the name and address of the beneficiary, (iii) whether such Letter of Credit shall permit a single drawing or multiple drawings, (iv) the form of the sight draft and any other documents required to be presented at the time of any drawing
(together with the exact wording of such documents or copies thereof) and (v)
the expiry date of such Letter of Credit.  Such Issuing Bank shall give the
Administrative Agent, which shall in turn give to each Lender, prompt written or telecopy advice of any notice received from the Borrower
pursuant to this Section 2.14.

		(c)  By the issuance of a Letter of Credit and without any further action on the part of such Issuing Bank or the Lenders in respect thereof, such
Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's pro rata percentage, based upon its LC Commitment, of the face amount of such Letter of Credit, effective upon the issuance of such Letter of Credit; provided that no Lender shall be required to acquire participations in Letters of Credit that would result in its pro rata percentage, based upon its LC Commitment, of the LC Exposure exceeding its
LC Commitment, as the same may be reduced from time to time in accordance with Section 2.10.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees severally and not jointly to pay to the Administrative Agent, on behalf of such
Issuing Bank, in accordance with paragraph (e) below, such Lender's pro rata percentage, based upon its LC Commitment, of each unreimbursed LC
Disbursement made by such Issuing Bank; provided that the Lenders shall not be obligated to make any such payment with respect to any
payment or disbursement made under any Letter of Credit as a result of the gross negligence or wilful misconduct of such Issuing Bank.  Notwithstanding the foregoing, if, as permitted by Section 2.14(f), an Issuing Bank has separately agreed with the Borrower that the Issuing Bank will be held to a higher standard of care, such standard shall govern as between the Issuing Bank and the Lenders.

		(d) Each Lender acknowledges and agrees that its acquisition of participations pursuant to paragraph (c) above in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of any Default or Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

		(e)  Promptly after it shall have ascertained that any draft and any accompanying documents presented under a Letter of Credit appear to be in conformity with the terms and conditions of such Letter of Credit, such
Issuing Bank shall give written or telecopy notice to the
Borrower and the Administrative Agent of the receipt and amount of such draft and the date on which payment thereon will be made.  If the Administrative
Agent shall not have received from the Borrower the payment required pursuant to paragraph (f) by the date and time required by such paragraph, the
Administrative Agent shall promptly notify such Issuing Bank and each
Lender of the LC Disbursement and, in the case of each Lender, its pro rata percentage, based upon its LC Commitment of such LC Disbursement.  Each
Lender shall pay to the Administrative Agent, not later than 2:00 p.m., New
York City time, on such date, such Lender's percentage of such LC
Disbursement, which the Administrative Agent shall promptly pay to such
Issuing Bank.  The Administrative Agent will promptly remit to each Lender such Lender's percentage of any amounts subsequently received by the
Administrative Agent from the Borrower in respect of such LC Disbursement;
provided that amounts so received for the account of any Lender prior to payment by such Lender of amounts required to be paid by it hereunder in respect of any LC Disbursement shall be remitted to such Issuing Bank.

		(f)  If the Issuing Bank shall make any LC Disbursement in respect of a
Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00
a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt.  The
Administrative Agent shall inform the applicable Issuing Bank of any such payment by the Borrower.  The obligations of the Borrower under this paragraph (f) shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms irrespective of:

			(i)       any lack of validity or enforceability of any Letter of Credit;

			(ii)      the existence of any claim, setoff, defense or other right which the Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Administrative Agent, such
Issuing Bank or any other Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or wilful misconduct of the Administrative Agent or such
Issuing Bank) or any other Person in connection with this Agreement or any other transaction;

			(iii)     any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by such Issuing Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence, wilful misconduct or breached any other standard agreed to in writing by the applicable Issuing Bank;

			(iv)      payment by such Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply in any immaterial respect with the terms of such Letter of Credit; provided that such payment shall not have constituted gross negligence or wilful misconduct; or

			(v)       any other circumstance or event whatsoever, whether or not similar to any of the foregoing; provided that such other circumstance or event shall not have been the result of gross negligence or wilful misconduct of such Issuing Bank or the result of a violation by such Issuing Bank of the standards of care specified in the Uniform Commercial Code of the State of
New York.

		It is understood that in making any payment under a Letter of Credit (x) such
Issuing Bank's exclusive reliance on the documents presented to it under such
Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such
Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and (y) any noncompliance in any immaterial respect of the documents presented under a Letter of Credit with the terms thereof shall, in either case, not be deemed
wilful misconduct or gross negligence of such Issuing Bank.  Notwithstanding the foregoing, to the extent such Issuing Bank has separately agreed with the
Borrower to a standard of care which varies from that set forth above, such standard shall govern as between the Borrower and such Issuing Bank.

		(g)  Each Issuing Bank hereby agrees to share, pro rata in accordance with its LC Exposure, with all of the Lenders, its security interest in all documents and goods in which it will have a security interest in connection with the issuance of any Letter of Credit and to share on the same basis all amounts recovered by such Issuing Bank in connection with any such security interest.

		SECTION II.15.  Indemnity.  The Borrower shall indemnify each Lender against any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any
Borrowing hereunder the applicable conditions set forth in Article IV, (b)
any failure by the Borrower to borrow or to convert or continue any Loan hereunder after irrevocable notice of such Borrowing, conversion or continuation has been given pursuant to Section 2.03 or 2.04, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto or
(d) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar
Loan.  Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted, continued or not borrowed (based on the LIBO Rate) for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest
Period for such Loan (or, in the case of a failure to borrow, the Interest
Period for such Loan which would have commenced on the date of such failure)
over (ii) the amount of interest (as reasonably determined by such Lender)
that would be realized by such Lender in reemploying the
funds so paid, prepaid or not borrowed for such period or Interest Period, as the case may be.  A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section
2.15 and the method of calculation employed by such Lender
shall be delivered to the Borrower and shall be presumed conclusive absent manifest error but subject to rebuttal by the Borrower.

		SECTION II.16.  Pro Rata Treatment.  Except as required under Section 2.13, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fee, each payment of the LC Fees and each reduction of the Revolving Commitments shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans).  Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of
such Borrowing to the next higher or lower whole dollar amount.

		SECTION II.17.  Sharing of Setoffs.  Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of
Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any
Revolving Loan, Term Loans and participations in LC Disbursements as a result of which the unpaid principal portion of the aggregate amount of its
Revolving Loans, Term Loans and participations in LC Disbursements shall be proportionately less than the unpaid principal portion of the
Revolving Loans, Term Loans and participations in LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Revolving Loans, Term Loans and participations in LC Disbursements of such other Lender, so that the aggregate unpaid principal amount of the Revolving Loans, Term Loans and participations in LC Disbursements and participations in Revolving Loans,
Term Loans and participations in LC Disbursements held
by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Loans, Term Loans and participations in LC
Disbursements then outstanding as the principal amount of its Revolving
Loans, Term Loans and participations in LC Disbursements, prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Revolving Loans, Term Loans and participations in LC
Disbursements, out-standing prior to such exercise of banker's lien, setoff or counterclaim or other event; provided that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest.  The Borrower expressly consents to the foregoing arrange-
ments and agrees that any Lender holding a participation in a Revolving Loan,
Term Loan or participation in LC Disbursements, deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the
Borrower to such Lender by reason thereof as fully as if such Lender had made a Revolving Loan, Term Loan or participation in LC Disbursements directly to the Borrower in the amount of such participation.

		SECTION II.18.  Payments.  (a)  The Borrower shall make each payment
(including principal of or interest on any Borrowing or any Fees (other than the fees referred to in paragraph (d) of Section 2.05) or other amounts)
hereunder and under any other Loan Document not later than 12:00 noon, New
York City time, on the date when due in dollars and without set off or deduction to the Administrative Agent at its offices at 270 Park
Avenue, New York, New York, in immediately available funds, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.12, 2.15, 2.19 and 9.05 shall be made directly to the Persons entitled thereto and payments pursuant to other
Loan Documents shall be made to the Persons specified therein.  The
Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.

		(b)  Whenever any payment (including principal of or interest on any
Borrowing or any Fees or other amounts) hereunder or under any other Loan
Document shall become due, or otherwise would occur, on a day that is not a
Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest, if applicable.

		SECTION II.19.  Taxes.  (a)  Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income of the Administrative Agent or any Lender and (ii) franchise taxes imposed on
(or measured by) its net income by any Governmental Authority on the
Administrative Agent or any Lender as a result of a present or former connection between the jurisdiction of the Governmental Authority imposing such tax on the Administrative Agent or such Lender (except a connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the
Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other
Governmental Authority in accordance with applicable law; provided that the
Borrower shall not be required to increase any such amounts payable to any
Lender with respect to any Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (f) of this Section or
(ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this
Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the
Borrower with respect to such Taxes pursuant to Section 2.19(a).

		(b)  In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

		(c)  The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes paid by such Lender or the
Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority.  Such indemnification shall be made within 30 days after the date any Lender or the
Administrative Agent, as the case may be, makes written demand therefor.  If any Lender or the Administrative Agent receives a refund in respect of any
Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.19, it shall promptly notify the Borrower of such refund and shall, within 30 days after receipt of a request by the Borrower
(or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (to the extent of amounts that have been paid by the Borrower under this Section 2.19 with respect to such refund), net of all out-of-pocket expenses of such
Lender and without interest (except to the extent such refund includes any interest); provided that the Borrower, upon the request of such Lender or the
Administrative Agent, agrees to return such refund (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such
Lender or the Administrative Agent is required to repay such refund.

		(d)  Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender or the
Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

		(e)  Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

		(f)  Each Lender that is not a United States (a "Non-U.S. Lender") person as defined in Section 7701(a)(30) of the Code shall, if legally able to do so, on or before the date it becomes a party to this Agreement, deliver to the
Borrower, Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Lender claiming exemption from U.S. federal withholding tax under Section
871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement substantially in the form of Exhibit F, and any other certificate or statement of exemption or any subsequent version thereof or successors thereto, properly completed and duly executed by such Lender claiming complete exemption from or a reduced rate of United States federal withholding tax.  In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence, invalidity and prior to the expiration of any form previously delivered by such Non-U.S. Lender.  Each
Non-U.S. Lender shall promptly notify the Borrower in writing at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).
Notwithstanding any other provision of this paragraph, a Non-U.S.
Lender shall not be required to deliver any form pursuant to this paragraph
(other than the notification described in the preceding sentence) that such
Non-U.S. Lender is not legally able to deliver.

		(g)  Any Lender claiming any additional amounts payable pursuant to this
Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the
Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.


	ARTICLE III.

	Representations and Warranties

		The Borrower represents and warrants to each of the Lenders that:

		SECTION III.01.  Organization; Powers.  Each of the Borrower and the
Subsidiaries (a) is an organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify is not materially likely to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the
Loan Documents and each other agreement or instrument contem-
plated thereby to which it is or will be a party and to borrow hereunder.

		SECTION III.02.  Authorization.  The execution, delivery and performance by the Borrower and each Subsidiary Guarantor of each of the Loan Documents to which it is a party, the Borrowings and the issuances of Letters of Credit
(collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any
Governmental Authority or (C) any provision of any material indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound,
(ii) result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary other than pursuant to the
Collateral Documents.

		SECTION III.03.  Enforceability.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which the Borrower or any Subsidiary Guarantor is a party, when executed and delivered by the Borrower or such Subsidiary Guarantor, as the case may be, will constitute, a legal, valid and binding obligation of the Borrower or such Subsidiary Guarantor, as the case may be, enforceable against the Borrower or such Subsidiary Guarantor, as the case may be, in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors'
rights generally and to general principles of equity).

		SECTION III.04.  Governmental Approvals; No Conflicts.  No action, consent or approval of, registration or filing with or any other action by any
Governmental Authority is or will be required by the Borrower or any of the
Subsidiaries in connection with the Transactions, except such as have been made or obtained and are in full force and effect.

		SECTION III.05.  Financial Statements.  (a)  The Borrower has heretofore furnished to the Lenders its balance sheets and statements of earnings and statements of cash flows (a) as of and for the fiscal year ended December 31,
1997, audited by and accompanied by the opinion of KPMG Peat Marwick LLP, independent public accountants, and (b) as of and for the fiscal quarter ended March 31, 1998, certified by its chief financial officer.  Such financial statements present fairly the financial condition and results of operations of the Borrower and its Subsidiaries as of such dates and for such periods.
Such financial statements and the notes thereto were prepared in accordance with GAAP applied on a consistent basis, except as disclosed in such statements and notes.

		(b)  Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum, after giving effect to the Transactions, none of the Borrower or its Subsidiaries has, as of the
Closing Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

		SECTION III.06.  No Material Adverse Change.  There has been no material adverse change in the business, assets, operations or financial condition of the Borrower and the Subsidiaries, taken as a whole, since December 31, 1997.

		SECTION III.07.  Title to Properties; Possession Under Leases.  Each of the
Borrower and the Subsidiaries has good and marketable title to, or valid, subsisting and enforceable leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes.  All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.03.

		(_)  Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse
Effect.

		(_)  Each of the Borrower and the Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect.  Each of the Borrower and the
Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

		SECTION III.08.  Subsidiaries.  Schedule 3.08 sets forth as of the Closing
Date a list of all direct or indirect Subsidiaries of the Borrower and the percentage of the shares of each class of Capital Stock (other than participations in a Receivables Transfer Subsidiary) owned beneficially or record by the Borrower therein.

		SECTION III.09.  Litigation; Compliance with Laws.  Except as set forth on
Schedule 3.09, (a)  there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such Person (i)
which involve any Loan Document or the Transactions or (ii) which would be materially likely to result in a Material Adverse Effect.

		(b)  Neither the Borrower nor any of the Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would be materially likely to result in a
Material Adverse Effect.


		SECTION III.10.  Agreements.  (a)  Neither the Borrower nor any of the
Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that would be materially likely to result in a Material
Adverse Effect.

		(b)  Neither the Borrower nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default would be materially likely to result in a Material Adverse Effect.

		SECTION III.11.  Federal Reserve Regulations.  (a)  Neither the Borrower
nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

		(b)  No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the regulations of the
Board, including Regulation U or X.

		SECTION III.12.  Investment Company Act; Public Utility Holding Company
Act.  Neither the Borrower nor any Subsidiary is (a) an "investment company"
as defined in, or subject to regulation under, the Investment Company Act of
1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

		SECTION III.13.  Use of Proceeds.  The Borrower will use the proceeds of the
Loans and the Letters of Credit only for working capital and other general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business including the financing of Permitted Business Acquisition pursuant to Section 6.06.

		SECTION III.14.  Tax Returns.  Except as described in Schedule 3.14, each of the Borrower and the Subsidiaries has filed or caused to be filed all federal, state and material local tax returns required to have been filed.
Each of the Borrower and its Subsidiaries have paid or caused to be paid all taxes required to have been paid, except (a) taxes or assessments that are being contested in good faith by appropriate proceedings and for which the
Borrower shall have set aside on its books whatever reserves are required in accordance with GAAP consistently applied or (b) to the extent that the failure to do so could not reasonably be expected to result in a
Material Adverse Effect.

		SECTION III.15.  No Material Misstatements.  No statement or information contained in this Agreement, any other Loan Document, the Information
Memorandum or any other document, certificate or statement furnished to the
Administrative Agent or the Lenders or any of them, by or on behalf of any
Loan Party for use in connection with the transactions contemplated by this
Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading.  The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact
and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.  There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Information
Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

		SECTION III.16.  Employee Benefit Plans.  The Borrower and each of its ERISA
Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder with respect to the employee benefit plans (as defined in Section 3(3) of ERISA) of the Borrower and its ERISA Affiliates.
No Reportable Event has occurred in respect of any Plan of the Borrower or any
ERISA Affiliate.  The present value of all benefit liabilities under each
Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed $5,000,000.  Neither the Borrower nor any ERISA Affiliate has
incurred any Withdrawal Liability that would be materially likely to have a
Material Adverse Effect.  Neither the Borrower nor any ERISA Affiliate has
received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Multi-
employer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination would be materially likely to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

		SECTION III.17.  Environmental Matters.  Each of the Borrower and the
Subsidiaries has complied in all material respects with all material federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental regulation or control.  Neither the Borrower nor any Subsidiary has received notice of any failure so to comply which alone or together with any other such failure is materially likely to result in a Material Adverse Effect.
The Borrower's and the Subsidiaries' plants do not manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery
Act, the Comprehensive Environmental Response Compensation and Liability Act,
the Hazardous Materials Transportation Act, the Toxic Substance Control Act,
the Clean Air Act, the Clean Water Act or any other applicable law, in violation of any such law or any regulations promulgated pursuant thereto or in any other applicable law where such violation is materially likely to result, individually or together with other violations, in a
Material Adverse Effect.

		SECTION III.18.  Security Interests.   (a)  At all times after execution
and delivery of the Pledge Agreement by the parties thereto, the
Administrative Agent for the ratable benefit of the Lenders will have a valid, first priority, perfected security interest in the Pledged Stock (as defined in the Pledge Agreement), subject to no other Liens.

		(b)  At all times after execution and delivery of the Borrower Security
Agreement by the Borrower and the Subsidiary Security Agreement by the
Subsidiary Guarantors and completion of the filings listed on Schedule 3.18, the security interests created in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to such Security Agreements will constitute valid, perfected security interests in the collateral subject thereto, subject to no other Liens (it being understood that the foregoing representation shall not apply to any such collateral sold in accordance with this Agreement).

		SECTION III.19.  Year 2000.  Any reprogramming required to permit the proper functioning in and following the year 2000 of the Borrower's (i) computer systems and (ii) equipment containing embedded microchips and the testing of all such systems and equipment, as so reprogrammed, will be completed by June
30, 1999.  The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower will not result in an Event of Default or a Material Adverse Effect.  Except for
such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the
Borrower to conduct its business without a Material Adverse Effect.



	ARTICLE IV.

	Conditions of Lending

		SECTION IV.01.  Conditions to Closing.  This Agreement shall become effective on the date (the "Closing Date") on which each of the following conditions is satisfied (which date shall not be later than June 30, 1998):

		(a)  The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, (ii) the Pledge Agreement, executed and delivered by a duly authorized officer of each of the parties thereto, with a counterpart or a conformed copy for each Lender, (iii) each of Subsidiary
Security Agreement and the Subsidiary Guaranty, each executed and delivered by a duly authorized officer of the relevant Loan Parties, with a counterpart or a conformed copy for each Lender, and (iv) the Borrower Security
Agreement, executed and delivered by a duly authorized officer of the
Borrower, with a counterpart or a conformed copy for each Lender.

		(b)(_)  The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions of the Board of Directors of each
Loan Party authorizing the execution, delivery and performance of the Loan
Documents to which such Loan Party is a party certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

		(c)(_)  The Administrative Agent shall have received, with a counterpart for each lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such
Loan Party.

		(d)(_)  The Administrative Agent shall have received, with a counterpart for each Lender, an executed legal opinion of counsel to the Loan Parties
(which may be in-house), in form and substance reasonably satisfactory to the
Administrative Agent.

		(e)  The Lenders, Administrative Agent and the arranger of the credit facilities provided for herein shall have received all fees (due and payable pursuant to the Fee Letter) and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan
Party hereunder or under any other Loan Document.

		(f) All consents and approvals necessary to be obtained from any Governmental Authority or other Person in connection with the financing contemplated hereby and the continuing operation of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions.

		SECTION IV.02. Conditions to Initial Extensions of Credit. The obligations of the Lenders to make the initial Loans hereunder and of the Issuing Banks to issue Letters of Credit hereunder, and the effectiveness of any amendment to a Letter of Credit that increases the principal amount thereof, are subject to the satisfaction of the conditions set forth below
(the date of any such satisfaction, the "Effective Date"; which date shall not be later than the date that is 90 days after the Closing Date, or, if earlier, September 30, 1998):

		(a)  An amended and restated $600 million liquidity facility (the "Liquidity
Facility"), together with any necessary changes in the commercial paper program and certificates associated therewith, on behalf of the Metris Master
Trust shall have become effective.

		(b)  The Administrative Agent, the Lenders and the arranger of the credit facilities provided for herein shall have received all fees (due and payable pursuant to the Fee Letter) and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

		(c)  The Administrative Agent shall have received the results of a recent search of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to the Borrower or any other Loan Party, and the results of such search shall be satisfactory to the Lenders.

		(d)  The Spin-off shall have been consummated, (including receipt of a favorable ruling from the Internal Revenue Service stating that the Spin-off may be consummated on a tax-free basis) and intercompany arrangements between the Borrower and Fingerhut shall have been completed.

		(e)  The credit facilities provided for herein shall have received a rating of at least BB- and at least Ba3 from S&P and Moody's, respectively.

		(f)  The Administrative Agent shall have received a completed Borrowing Base
Certificate dated the Effective Date and signed by a Financial Officer of the
Borrower.

		SECTION IV.03.  Conditions to All Loans.   The obligations of the Lenders to
make any Loans hereunder and of the Issuing Banks to issue any Letters of
Credit hereunder, and the effectiveness of any amendment to a Letter of
Credit that increases the principal amount thereof, are subject to the satisfaction of the conditions that, on the date of each Credit Event, but excluding each Borrowing in which Loans are continued or converted as contemplated in Section 2.04:

		(a)  In the case of a Borrowing, the Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03, or, in the case of an issuance of a Letter of Credit, the Issuing Bank shall have received a notice in accordance with Sec-tion 2.14(b).

		(b)  The representations and warranties set forth in Article III hereof,
Section 3 of the Pledge Agreement, Section 3 of the Borrower Security
Agreement, Section 3 of the Subsidiary Security Agreement (to the extent applicable to Persons that are parties to the Subsidiary Security Agreement on the date of such Credit Event) and Section 3 of the Subsidiary Guaranty
(to the extent applicable to Persons that are parties to the Subsidiary
Guaranty on the date of such Credit Event) shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

		(c)  The Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event no
Event of Default or Default shall have occurred and be continuing.

		(d)  In the case of any Credit Event at any time when, or after giving effect to which, the aggregate amount of Revolving Exposures shall be in excess of $150,000,000, for any such amount in excess of $150,000,000, the
Borrower or its Subsidiaries shall have available (and shall maintain to the extent of such excess amount while such excess amount is outstanding) an equal amount of unutilized financing commitments, including, without limitation, under the Liquidity Facility, and cash in connection with a pre-
funded asset-backed term security.

Each Credit Event, excluding each Borrowing in which Loans are continued or converted as contemplated in Section 2.04(b), shall be deemed to constitute a representation and warranty by the Borrower (or any other relevant Loan Party, as the case may be), on the date of such Borrowing as to the matters specified in paragraphs (b), (c) and (d) of this Article IV.


	ARTICLE V.

	Affirmative Covenants

		The Borrower covenants and agrees with each Lender and the Administrative
Agent that, so long as this Agreement shall remain in effect, the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid or any Letter of Credit shall remain outstanding, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

		SECTION V.01.  Existence; Businesses and Properties.  (a)  Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05 and with regard to any Subsidiary which has no significant assets and no significant liabilities.

		(b)  Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated (except as permitted pursuant to Section 6.05); comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, the failure to comply with which would be materially likely to result in a
Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

		SECTION V.02.  Insurance.  Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, (i) including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses; including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

		SECTION V.03.  Obligations and Taxes.  Pay its Indebtedness and other obliga-
tions promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary shall have set aside on its books whatever reserves are required in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a
Material Adverse Effect.

		SECTION V.04.  Financial Statements, Reports, etc. In the case of the
Borrower, furnish to the Administrative Agent and each Lender (by delivery of a regular or periodic report filed under the Exchange Act containing such items or otherwise):

		(a)  within 100 days after the end of each fiscal year, its consolidated balance sheets and related statements of earnings and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, audited by KPMG Peat
Marwick LLP or any other Big Six Accounting Firm and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the
Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (except for changes concurred with by the Borrower's independent public accountants and disclosed in such statements or the notes thereto);

		(b)  within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheets and related statements of earnings and cash flow showing the financial condition of the
Borrower and its consolidated subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such
Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers, as fairly presenting the financial condition and results of operations of the Borrower on a consolidated basis in accordance with GAAP consistently applied (except for changes concurred with by the Borrower's independent public accountants and disclosed in such statements or the notes thereto), subject to normal year-end audit adjustments;

		(c) concurrently with any delivery of financial statements under clause (a)
or (b) above, (x) a certificate of the accounting firm, in the case of (a), or Financial Officer, in the case of (b), referred to in the applicable paragraph certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (y) a certificate of a Financial Officer setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Section 6.01 (as of the last day of each calendar month included in the relevant fiscal period)
and stating whether any change in GAAP or in the application thereof (not previously communicated to the Administrative Agent in a certificate pursuant to this subsection) has occurred since the date of the Borrower's audited financial statements referred to in Section 3.05 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

		(d)  within 15 days after the end of each calendar month, a completed
Borrowing Base Certificate calculating and certifying the Borrowing Base as of the last day of such calendar month, signed on behalf of the Borrower by a
Financial Officer;

		(e)  at least 30 days prior to the commencement of each fiscal year of the
Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and, in a manner consistent with the Information Memorandum, the assumptions used therein) and, promptly when available, any significant revisions of such budget;

		(f)  promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any Governmental Authority
succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be; and

		(g)  as soon as reasonably practicable, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

		SECTION V.05.  Litigation and Other Notices.  Furnish to the Administrative
Agent prompt written notice of the following promptly after a Responsible
Officer of the Borrower or any Subsidiary becomes aware of the same:

		(a)  any Event of Default or Default (provided that in the case of a
Default such notice may be oral, unless requested to be in writing by the
Administrative Agent), specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

		(b)  the filing or commencement of, or receipt of notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the
Borrower or any Affiliate thereof which would be materially likely to result in a Material Adverse Effect;

		(c)  the occurrence of any Reportable Event that, alone or together with any other Reportable Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $5,000,000;

		(d) any development affecting or relating to the Borrower or any Subsidiary that in the reasonable judgment of the Borrower has resulted in, or is materially likely to result in, a Material Adverse Effect referred to in clause (a) of the definition of such term; and

		(e)  the occurrence of any event which constitutes a Change in Control.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

		SECTION V.06.  Employee Benefits.  (a)  Comply in all material respects with the applicable provisions of ERISA and the Code with respect to the employee benefit plans (as defined in Section 3(3) of ERISA) of the Borrower and the
ERISA Affiliates and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that any
Reportable Event has occurred that alone or together with any other Reportable
Event could reasonably be expected to result in liability of the Borrower or any ERISA Affiliate to the PBGC in an aggregate amount exceeding $5,000,000, a statement of a Financial Officer setting forth details as to such
Reportable Event and the action that the Borrower or such ERISA Affiliate proposes to take with respect thereto, together with a copy of the notice, if any, of such Reportable Event to the PBGC, (ii) promptly after receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any
Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section
414 of the Code) or to appoint a trustee to administer any such Plan, (iii)
within 10 days after the due date for filing with the PBGC pursuant to
Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action that the Borrower proposes to take with respect thereto, together with a copy of any such notice given to the PBGC and (iv) promptly and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or
(B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, both within the meaning of Title IV of ERISA.

		SECTION V.07.  Maintaining Records; Access to Properties and Inspections.
Maintain or cause to be maintained at all times true and complete books and records of its financial operations and permit the Administrative Agent or any Lender and their designated representatives reasonable access after reasonable notice to all such books and records and to any of the properties or assets of the Borrower and the Subsidiaries during regular business hours in order that the Administrative Agent and the Lenders may make such examinations and make abstracts from such books and records and may discuss the affairs, finances and accounts with, and be advised as to the same by,
Financial Officers and, after consultation with the Borrower, the independent accountants of the Borrower or any Subsidiary, all as the Administrative Agent
or any Lender may reasonably deem appropriate for the purpose of verifying the accuracy of the various reports delivered by the Borrower or any
Subsidiary thereof to the Administrative Agent and/or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement.
Except during the continuance of any Event of Default, all requests by Lenders under this Section shall be made through and coordinated by the
Administrative Agent with a view to minimizing inconvenience to the Borrower and its Subsidiaries.

		SECTION V.08.  Further Assurances.  (a)  Promptly perform or cause to be performed any and all such acts and execute or cause to be executed, at the cost and expense of the Borrower, any and all documents under the provisions of any applicable law, rule or regulation of any Governmental Authority, and take all such further actions, which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or which are necessary from time to time, in order to grant, maintain, preserve and protect in favor of the Administrative Agent, for the benefit of the
Lenders, the security interest in and pledge of the collateral under the
Collateral Documents, including the perfection and priority thereof, all as provided in the Collateral Documents.  The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents.

		(b)  With respect to any Subsidiary organized in the United States (other than as prohibited by law or regulation) that has not previously done so, promptly (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, a new pledge agreement or such amendments or supplements to the Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the
Lenders, a Lien on all of the Capital Stock of such Subsidiary owned directly or indirectly by the Borrower or any Subsidiary, and (ii) deliver to the
Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the parent company of such Subsidiary.

		(c)  With respect to any Subsidiary (other than an Excluded Subsidiary or an
Immaterial Subsidiary) that has not previously done so, provide the
Administrative Agent with written notice of the existence of such a
Subsidiary, and cause such Subsidiary to execute and deliver to the
Administrative Agent one or more instruments (as the Administrative Agent shall request and satisfactory to the Administrative Agent in form and substance)
pursuant to which such Subsidiary shall (i) undertake the obligations of a
Subsidiary Guarantor under the Subsidiary Guaranty and (ii) become a party to the Subsidiary Security Agreement.

		(d)  Cause MDI to be the direct or indirect parent of any Subsidiary whose
Capital Stock is not pledged by the Borrower pursuant to the Pledge Agreement.

 	(e) Cause any residual interest issued to or held by the Borrower or any of its Subsidiaries (other than an Excluded Subsidiary) in connection with the sale of Accounts into a Receivables Transfer Program to be pledged as collateral pursuant to the Collateral Documents to secure the repayment of the Obligations.

		SECTION V.09.  Information Regarding Collateral.  (a)  The Borrower will furnish to the Administrative Agent prompt written notice of any change (i)
in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii)
in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which
Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity or corporate structure or (iv) in any Loan Party's Federal Taxpayer Identification Number.
The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform
Commercial Code or otherwise that are required in order for the
Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.  The
Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

		(b)  Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a
Financial Officer of the Borrower certifying that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction necessary to perfect, and an opinion of counsel (which may be rendered by the chief legal officer of the Borrower) that such filings or recordings are sufficient to perfect, the security interests under the
Collateral Documents (other than in respect of Collateral as to which the sole method of perfection is possession) for a period of not less than 18 months after the date of such certificate and opinion (except as noted
therein with respect to any continuation statements to be filed within such period).


		SECTION  .10.  Sale of Accounts.  Sell all Accounts comprising receivables owing by any obligor pursuant to any credit card Account under a credit card agreement held by a Credit Card Bank (to the extent not funded by deposits or capital of such Credit Card Bank) to the Borrower or to another Depositary
Institution (for the purpose of investing its deposits) or directly or indirectly through a Receivables Transfer Subsidiary, into any Receivables
Transfer Program.  Notwithstanding the foregoing, any Credit Card Bank may sell such Accounts in any manner as permitted by Section 6.08.

		SECTION  .11.  Regulatory Capital.  Cause each of its Insured Subsidiaries to be at all times at least "adequately capitalized" for purposes of 12
U.S.C. 1831o, as amended, re-enacted or redesignated from time to time, and at all times to maintain such amount of capital as may be prescribed from time to time, whether by regulation, agreement or order, by each Bank
Regulatory Authority having jurisdiction over such Insured Subsidiary.



	ARTICLE VI.

	Negative Covenants

		The Borrower covenants and agrees with each Lender and the Administrative
Agent that, so long as this Agreement shall remain in effect, the principal of or interest on any Loan, any Fees or any other expenses or amounts payable under any Loan Document shall be unpaid or any Letter of Credit shall remain outstanding, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Subsidiaries to:

		SECTION VI.01.  Financial Covenants.

		(a)  Leverage Ratio.  In the case of the Borrower, permit the Leverage
Ratio at any time to exceed 6.0 to 1.0.

		(b)  Minimum Consolidated Net Worth.  In the case of the Borrower, permit
Consolidated Net Worth at any time to be less than the sum of (i)
$140,310,000 plus (ii) 40% of Cumulative Consolidated Net Income as of the
last day of the fiscal quarter of the Borrower most recently ended plus (iii)
40% of the net cash proceeds of any issuance by the Borrower of Capital
Stock after the Closing Date.

		(c)  Minimum Excess Spread.  In the case of the Borrower, permit Excess
Spread on any Series to be less than 1%.

		(d)  Minimum Equity to Managed Accounts Receivable Ratio.  In the case of the
Borrower, permit the Equity to Managed Accounts Receivable Ratio at any time
(i) prior to the earlier of (A) the date that is 90 days after the Effective
Date and (B) the Equity Offering Date to be less than 4% and (ii) at any time thereafter to be less than 5%.

		(e)  Minimum Equity to Delinquent Assets Ratio.  In the case of the Borrower, permit the Equity plus Credit Reserves to Delinquent Assets Ratio at any time to be less than 2.25 to 1.00.

		(f)  Minimum Equity plus Credit Reserves to Managed Accounts Receivable
Ratio.  In the case of the Borrower, permit the Equity plus Credit Reserves to Managed Accounts Receivable Ratio at any time to be less than 10%.

		(g)  Borrowing Base.  In the case of the Borrower, permit the aggregate principal amount of Funded Senior Debt at any time to exceed the Borrowing
Base then in effect.

		SECTION VI.02.  Limitations on Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

		(a)  Indebtedness of the Borrower or any Subsidiary Guarantor under this
Agreement or the Subsidiary Guaranty;

		(b)  other Indebtedness of the Borrower or any of its Subsidiaries so long as, on the date of incurrence thereof, after giving effect thereto, no
Default or Event of Default shall have occurred or would result therefrom, provided that the aggregate principal amount of all Indebtedness of all
Subsidiaries that are not Subsidiary Guarantors shall not exceed $10,000,000 at any time;

		(c)  Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed $25,000,000 at any time outstanding plus the aggregate principal amount of Indebtedness permitted by Section 6.02(h) to the extent such amount is not utilized thereunder;

		(d)  (i) Indebtedness of the Borrower and any Subsidiary Guarantor pursuant to the Senior Note Indenture in an aggregate principal amount not to exceed
$100,000,000 at any one time outstanding and (ii) Indebtedness of the
Borrower or any Subsidiary Guarantor issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, redeem or refund the Indebtedness referred to in clause (i) of this subsection (d) (A) the terms of which have been provided to the Lenders at least seven Business Days before the date of such renewal, refinancing, extension or modification, (B) which do not shorten the date for payment of interest thereon or shorten the maturity (or weighted average life) or increase the principal amount thereof and which, after giving effect thereto, contain terms and conditions (including, without limitation, covenants and events of default) that are no less favorable taken as a whole to the Lenders in any material respect than the terms and conditions thereof applicable before giving effect thereto, and (C) at any time that a Default or Event of
Default shall not have occurred and be continuing or would result therefrom;

		(e)  Indebtedness arising out of the Receivables Transfer Program;

		(f)  Indebtedness in connection with loans and advances permitted by
Section 6.06(d);

		(g)  Indebtedness in respect of deposits held by any Depositary
Institution; and

		(h)  Indebtedness assumed by the Borrower or a Subsidiary in connection with the merger, consolidation or acquisition of a Person or substantially all of its assets existing at the time such Person is merged into or consolidated with the Borrower or any Subsidiary or at the time of acquisition thereof, as the case may be, by the Borrower or a Subsidiary in aggregate principal amount not to exceed $25,000,000 plus the aggregate principal amount of Indebtedness permitted by Section 6.02(c) to the extent such amount is not utilized thereunder, which Indebtedness may be secured pursuant to Section 6.03(b); provided that such Indebtedness was in existence prior to the contemplation of such merger, consolidation or acquisition.


		SECTION VI.03.  Liens.  Create, incur, assume or permit to exist any Lien on any property or assets, including stock or other securities of any Person
(other than assets sold pursuant to the Receivables Transfer Program) now owned or hereafter acquired or assign or convey any rights to or security interests in any future revenue; provided that, notwithstanding the foregoing, the following Liens shall be permitted so long as, in each case, such Liens do not apply to the Capital Stock of any Credit Card Bank or any other Subsidiary whose Capital Stock is not pledged to the Lenders pursuant to a Loan Document:

		(a)  Liens on property or assets of the Borrower and its Subsidiaries existing on the Closing Date which (with the exception of existing Liens consisting of the interests of lessors under Capital Leases) are set forth in
Schedule 6.03; provided that such Liens shall secure only those obligations which they secure on the Closing Date;

		(b) any Lien existing on any fixed or capital asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any fixed or capital asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary, (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (D) the aggregate principal amount of Indebtedness secured by such Lien does not exceed the amount permitted by Section 6.02(h);

		(c)  Liens for taxes not yet due or which are being contested in compliance with Section 5.03 and judgment liens securing judgments which have not given rise to Events of Default;

		(d)  carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due or that are being contested in compliance with
Section 5.03;

		(e)  pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

		(f)  deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

		(g)  zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

		(h)  Liens on Accounts and on credit cardholder accounts owned by the
Borrower or any of its Subsidiaries, in each case securing Indebtedness incurred to finance the acquisition thereof so long as (i) such Liens do not at any time encumber any asset other than the Accounts and credit cardholder accounts financed by such Indebtedness and (ii) recourse for repayment of such Indebtedness is limited to the Accounts and credit cardholder accounts so financed (subject to customary limited recourse to the Borrower and its
Subsidiaries relating to representations and warranties made with respect to such Accounts and credit cardholder accounts in connection with the incurrence of such Indebtedness);

		(i)  other Liens to secure Indebtedness or obligations in respect of Rate
Protection Agreements of the Borrower and/or any Subsidiary, so long as after giving effect thereto the aggregate outstanding principal amount of
Indebtedness or obligations in respect of Rate Protection Agreements secured by Liens under this Section 6.03(i) does not exceed $10,000,000 at such time;

		(j)  Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) such security interests secure Indebtedness permitted by Section 6.02(c), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement,
(C) the Indebtedness secured thereby does not exceed 90% of the cost of acquiring, constructing or improving such fixed or capital assets and
(D) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and

		(k)  Liens created by the Collateral Documents.


		SECTION VI.04. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale-Leaseback Transaction"), except that the Borrower and the Subsidiaries at any time may enter into any Sale-Leaseback Transaction so long as prior to and after giving effect thereto the Borrower and its Subsidiaries are in compliance with Sections 6.02(c) and 6.08(b).

		SECTION VI.05.  Mergers, Consolidations, and Sales of Assets.  Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or, sell, transfer, lease or otherwise dispose of
(in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or sell, transfer, lease or otherwise dispose of any Capital Stock of any Subsidiary, except that:

		(a)  if immediately after giving effect thereto no Event of Default or
Default shall have occurred and be continuing (i) any wholly owned Subsidiary may (A) merge or consolidate into the Borrower in a transaction in which the
Borrower is the surviving corporation or (B) transfer assets to the Borrower, and (ii) any wholly owned Subsidiary may merge into or consolidate with or transfer assets to any Person that upon the consummation of such merger, consolidation or transfer is a wholly owned Subsidiary Guarantor in a transaction in which no Person other than the Borrower or a wholly owned
Subsidiary Guarantor receives any consideration; and

		(b)  sales of accounts receivable pursuant to the Receivables Transfer
Program.

	SECTION VI.06.  Investments, Loans, Advances and Guarantees.  Purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist (other than any increase in value of any prior investment) any investment or any other interest in, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (or material portion thereof), except:

		(a)  Permitted Investments; provided that if a Permitted Investment ceases to be a Permitted Investment due to a downgrading or withdrawal of a rating assigned by a rating agency, then such investment shall cease to be a
Permitted Investment 30 days following such downgrading or withdrawal;

		(b)  investments existing on the date hereof and set forth on Schedule
6.06, to the extent such investments would not be permitted under any other clause of this Section;

		(c)  investments existing on the date hereof by the Borrower and its
Subsidiaries in the Capital Stock of their Subsidiaries;

		(d)  loans, advances or investments made by the Borrower or any Subsidiary after the Effective Date (i) to or in the Borrower or any Subsidiary
Guarantor, (ii) to or into any Immaterial Subsidiary that is not a Subsidiary
Guarantor in an aggregate amount not to exceed $10,000,000 at such time,
(iii) to or into a Receivables Transfer Subsidiary to establish or maintain the Receivables Transfer Program, (iv) to or into DMCCB; provided that the aggregate amount of loans, advances and investments made by the Borrower or any Subsidiary after the Effective Date pursuant to this clause (iv) during the duration of this Agreement shall not exceed the greater of (I)
$15,000,000 and (II) the amount necessary to provide that DMCCB complies with the covenant contained in Section 5.11; and (v) to or into any other
Subsidiary that is an insurance company or other regulated financial institution that is not a Depository Institution to the extent necessary to comply with laws, regulations or orders with respect to such Subsidiary;
provided that the aggregate amount of loans, advances and investments made by the Borrower or any Subsidiary after the Effective Date pursuant to this clause (v) during the duration of this Agreement shall not exceed $15,000,000;

		(e) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

		(f)  investments made in connection with a sale of assets permitted by
Section 6.08 to the extent of the non-cash consideration received by the
Borrower or a Subsidiary;

		(g)  Permitted Business Acquisitions so long as the aggregate consideration paid by the Borrower and its Subsidiaries in respect of all Permitted
Business Acquisitions (i) of Accounts, consummated or entered into during any period of four fiscal quarter periods of the Borrower (or, prior to September
30, 1998, the period of full fiscal quarters of the Borrower since January 1,
1998), shall not exceed 30% of the average Managed Accounts Receivable as of the last day of each of the four fiscal quarter periods of the Borrower and its Subsidiaries most recently ended (or, prior to September 30, 1998, the period of full fiscal quarters of the Borrower since January 1, 1998) and
(ii) otherwise, the cash portion of such consideration does not exceed
$50,000,000; for purposes of the foregoing, the aggregate consideration shall not include any payment with Capital Stock or assumption of Indebtedness
(which assumption must otherwise not cause an Event of Default after giving effect to such assumption);

		(h)  investments in respect of Rate Protection Agreements entered into in the ordinary course of business; and

		(i)  other investments by the Borrower or any of its Subsidiaries that do not exceed $5,000,000 in the aggregate at any one time outstanding (measured as of the date made and without giving effect to subsequent changes in value).

		SECTION VI.07.  Restricted Payments; Certain Payments of Indebtedness.  (a)
Declare or make, or agree to pay or make, directly or indirectly, any
Restricted Payment, except (i) the Borrower may make Restricted Payments with respect to its Capital Stock payable solely in additional Capital Stock, (ii)
Restricted Payments made to the Borrower or any Subsidiary Guarantor, (iii)
the Borrower may make Restricted Payments, not exceeding $1,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its
Subsidiaries; (iv) any distribution of rights to all shareholders of the
Borrower and any purchase, redemption or other acquisition or retirement of equity interests issued pursuant to any shareholder rights plan of the
Borrower, as the same may be adopted or amended from time to time, as to which the aggregate amount of the Restricted Payments does not exceed
$1,000,000 during the duration of this Agreement; (v) the Borrower may make
Restricted Payments in an aggregate amount in any fiscal year of the
Borrower not to exceed 40% of Consolidated Net Income for the prior fiscal year of the Borrower; and (vi) the issuance by the Borrower of options or other equity securities of the Borrower to outside directors, members of management or employees of the Borrower or any of its Subsidiaries.

		(b)  Make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

			(i)       payment of Indebtedness created under the Loan Documents;

			(ii)      payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness (subject to any subordination provisions thereof);

			(iii)     refinancings of Indebtedness to the extent permitted by Section
6.02(d); and

			(iv)      payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such
Indebtedness.

		SECTION VI.08.  Disposition of Assets.  Sell, transfer, lease or otherwise dispose of any asset, including any Capital Stock, nor will the Borrower permit any of its Subsidiaries to issue any additional shares of its Capital
Stock or other ownership interest in such Subsidiary, except:

		(a)  sales of used or surplus equipment and Permitted Investments in the ordinary course of business;

		(b)  sales, transfers and dispositions permitted by Section 6.05;

		(c)  sales, transfers and dispositions of assets (other than Capital Stock of a Subsidiary) that are not permitted by any other clause of this Section
6.08; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (c) shall not exceed $20,000,000 during any fiscal year of the Borrower;

		(d)  sales, transfers and dispositions of Accounts in connection with the
Receivables Transfer Program;

		(e)  sales, transfers and dispositions of Accounts (and, to the extent necessary in connection with such sale, related credit cardholder accounts), so long as the fair market value of the Accounts sold during any period of four fiscal quarter periods of the Borrower (or, prior to September 30, 1998, the period of full fiscal quarters of the Borrower since January 1, 1998)
shall not exceed 15% of the average Managed Accounts Receivable as of the last day of each of the four fiscal quarters of the Borrower and its
Subsidiaries most recently ended (or, prior to September 30, 1998, the period of full fiscal quarters of the Borrower since January 1, 1998); and

		(f)  sales, transfers and dispositions to a collection agency in the ordinary course of business of Accounts that have been determined by the
Borrower to be uncollectible.

provided that all sales, transfers, leases and other dispositions permitted hereby shall be made for fair value and for cash consideration equal to at least 85% of such fair value.

		SECTION VI.09.  Transactions with Affiliates.  Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business (provided that this requirement shall be deemed satisfied in respect of the Receivables Transfer Program) that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b)
transactions between or among the Borrower and one or more Subsidiary
Guarantors not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.07.


		SECTION  .10.  Amendment of Material Documents.  Amend, modify or waive
(a) any of its rights under its certificate of incorporation, by-laws or other organizational documents or (b) the Senior Note Indenture, in each case in any respect materially adverse to the Lenders.

		SECTION  .11.  Limitations on Restrictions on Dividends by Subsidiaries.
Permit or place, or permit any Subsidiary to permit or place, any restriction, directly or indirectly on (i) the payment of dividends or other distributions by any Subsidiary to the Borrower or (ii) the making of advances or other cash payments by any Subsidiary to the Borrower, except, in either case, (x) as specifically set forth in this Agreement, (y) as may be required under a Receivables Transfer Program with respect to the frequency of dividends from any Receivables Transfer Subsidiary and (z) as may be required by non-consensual restrictions imposed by applicable requirements of law.

		SECTION  .12.  Limitation on Negative Pledge Clauses.  Enter into or suffer to exist or become effective any agreement which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral
Agreement, other than (a) this Agreement and the other Loan Documents, (b)
the Senior Note Indenture (or the documentation in respect of any exchange, refinancing, extension or renewal of the Senior Note Indebtedness permitted by Section 6.02(d)(ii)), (c) any agreements entered into by a Receivables
Transfer Subsidiary in respect of its assets or property and (d) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

		SECTION  .13.  Changes in Fiscal Periods.  Permit the fiscal year of the
Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters; provided that the Borrower may make one election after the Closing Date to change its fiscal year end if the
Borrower shall provide the Administrative Agent and the Lenders with such financial information as is reasonably useful to allow the Administrative
Agent and the Lenders to compare the financial position and results of operations of the Borrower and its Subsidiaries prior and subsequent to such change for all relevant fiscal periods of the Borrower and its Subsidiaries.

		SECTION  .14.  Limitations on Lines of Business, etc.  Enter into any business or business activity other than (i) in the case of any Receivables
Transfer Subsidiary, the purchasing, holding, owning and selling of the
Accounts of the Borrower and its Subsidiaries and any activities incidental to and necessary or convenient for the accomplishment of such purposes and
(ii) in the case of the Borrower or any other Subsidiary, businesses in which the Borrower or any of such Subsidiaries are engaged on the date hereof or businesses reasonably related thereto, including direct marketing and providing financial products and services (including, but not limited to, consumer credit products, extended service plans and fee-based products) primarily to credit card account holders.

		SECTION  .15.  Certain Matters Related to Accounts.  In the case of the
Borrower, sell, transfer or otherwise dispose of any Accounts owned by it to any Person except (i) to a Receivables Transfer Subsidiary whose Capital
Stock has been pledged pursuant to the Pledge Agreement, (ii) directly into a
Receivables Transfer Program, (iii) to a Subsidiary Guarantor or (iv) as
permitted by Section 6.08.


	ARTICLE I.

	Events of Default

		In case of the happening of any of the following events ("Events of Default"):

		(a)  any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any respect material to the interests of the Lenders when so made, deemed made or furnished;

		(b)  default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, or default shall be made in the payment of any reimbursement obligation in respect of any Letter of Credit when and as the same shall become due and payable;

		(c)  default shall be made in the payment of any interest on any Loan or any Fee (other than an amount referred to in (b) above) due under any Loan
Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

		(d)  default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.01(a), Section
5.05(a) or Article VI (other than Section 6.01(g)) of this Agreement;

		(e)  default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.05(b), (c) or (d) of this Agreement and such default shall continue unremedied for a period of 10
Business Days;

		(f)  default shall be made in the due observance or performance of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (b), (c), (d) or (e) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the
Administrative Agent or the Required Lenders to the Borrower;

		(g)  the Borrower or any of its Subsidiaries shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any
Indebtedness in a principal amount in excess of $10,000,000 or fail to pay any amount in excess of $10,000,000 due in respect of any Rate Protection
Agreement, in each case when and as the same shall become due and payable
(after giving effect to any applicable period of grace specified in the instru-
ment evidencing or governing such Indebtedness or Rate Protection Agreement),
(ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness in a principal amount in excess of $15,000,000 after giving effect to any applicable period of grace specified in the instrument evidencing or governing such Indebtedness, if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness (or any Person acting on their behalf) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, or (iii) in the case of the Borrower, fail to observe or perform any term, covenant, condition or agreement contained in the Senior
Note Indenture or any other agreement or instrument evidencing or governing any of the Senior Note Indebtedness if the effect of any failure referred to in this clause (iii) is to cause, or to permit the holder or holders of such Senior Note Indebtedness (or any Person acting on their behalf) to cause, with the giving of notice if required, all or any portion of such Senior Note Indebtedness to become due prior to its stated maturity;

		(h)  (i)  an event of default, termination event or similar event shall occur which results in the suspension or termination of the ability of the
Borrower or any of its Subsidiaries to sell receivables for cash pursuant to the Receivables Transfer Program; provided this clause (i) will not be applicable, in the case of any such event with respect to a Receivables
Transfer Program, so long as the Borrower obtains a commitment for an alternative Receivables Transfer Program (for a comparable or greater amount)
within 30 days after the occurrence of such event and such commitment is maintained throughout the remaining scheduled term of the affected
Receivables Transfer Program, or (ii) the Borrower or any of its Subsidiaries
shall fail to maintain the existence of the Receivables
Transfer Program for a period of 30 consecutive days other than as a result of an event or condition described in clause (i) of this paragraph (h);

		(i)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i)
relief in respect of the Borrower or any of its Subsidiaries, or of a substantial part of the property or assets of the Borrower or any of its
Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of the property or assets of the Borrower or any of its Subsidiaries or (iii) the winding-up or liquidation of the Borrower or any of its Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

		(j)  the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the
United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii)
consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph
(i) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the
Borrower or any of its Subsidiaries or for a substantial part of the property or assets of the Borrower or any of its Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

		(k)  one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any of its
Subsidiaries or any combination thereof (unless such judgment is covered by insurance and the insurer has offered to defend such judgment or acknowledged, in writing, its liability with respect thereto) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any of its Subsidiaries to enforce any such judgment (unless the Borrower or the relevant Subsidiary, as applicable, has previously established reserves under GAAP consistently applied for the full amount of such judgment);

		(l)  a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the
Code) shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower to the PBGC or to a
Plan in an aggregate amount exceeding $5,000,000 and, within 30 days after the reporting of any such Reportable Event to the Administrative Agent or after the receipt by the Administrative Agent of the
statement required pursuant to Section 5.06(b)(iii) hereof, the
Administrative Agent shall have notified the Borrower in writing that (i) the
Required Lenders have made a determination that, on the basis of such
Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate
United States district court of a trustee to administer such Plan or Plans or
(C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States district court to administer any such Plan or Plans; or
the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any such Plan or Plans;

		(m)(i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner and
(iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of
the date or dates of such notification) either (A) exceeds $5,000,000 or requires payments exceeding $5,000,000 in any year or (B) is less than
$5,000,000 but any Withdrawal Liability payment remains unpaid 30 days after such payment is due;

		(n)  the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of
ERISA, if solely as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $5,000,000;

		(o)  any Collateral Document or Subsidiary Guaranty shall not be in full force and effect, enforceable in accordance with its terms, or the security interest purported to be created by any Collateral Document shall not be a valid and enforceable perfected first priority security interest in any collateral subject thereto (except, in the case of the Borrower Security
Agreement and the Subsidiary Security Agreement, in connection with releases of collateral thereunder in accordance with the terms thereof);

		(p)  a Change in Control shall occur; or

		(q)  (i) any of the Borrower's Subsidiaries that is an Insured Subsidiary shall be required to cease accepting deposits or making loans as a result of a cease and desist order or other formal supervisory action (other than an instruction generally applicable to banks organized under the jurisdiction of organization of such Insured Subsidiary) by any Bank Regulatory Authority;
(ii) the federal deposit insurance of any of the Borrower's
Subsidiaries that is an Insured Subsidiary shall be terminated pursuant to 12
U.S.C. 1818(a) or any successor provision); or (iii) any of the Borrower's
Subsidiaries that is an Insured Subsidiary shall be required (whether or not the time allowed by the appropriate Bank Regulatory Authority for the submission of such plan has been established or elapsed) to submit a capital restoration plan of the type referred to in 12 U.S.C. 1831o(b)(2)(C), as amended, re-enacted or redesignated from time to time;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (i) or (j) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any of the following actions, at the same or different times: (i) terminate forthwith the Commitments; (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) require that the Borrower deposit cash with the Administrative Agent, in an amount equal to the aggregate LC Exposure, as collateral security for the repayment of any future drawings under the Letters of Credit; and in any event with respect to the Borrower described in paragraph (i) or (j) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued here-under and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Borrower shall forthwith be required to deposit cash with the Administrative Agent in an amount equal to the aggregate LC Exposure or shall deliver to the Administrative Agent a Replacement Letter of Credit drawable without condition and in a face amount equal to the aggregate LC Exposure and otherwise satisfactory in all respects to the Administrative Agent, which Letter of Credit or cash deposit shall serve as collateral security for the repayment of any further drawings under the Letters of Credit.


	ARTICLE II.

	The Administrative Agent

		In order to expedite the transactions contemplated by this Agreement, the
Administrative Agent is hereby appointed to act as agent on behalf of the
Lenders.  Each of the Lenders, and each subsequent holder of any Loan by its acceptance thereof, hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or holder and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto.
 The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to
distribute to each Lender its proper share of each payment so received; (b)
to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; (c) to act as Administrative Agent on behalf of the Lenders under the other
Loan Documents and to exercise all rights granted to the Administrative Agent under the other Loan Documents; (d) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the
Borrower pursuant to this Agreement as received by the
Administrative Agent; and (e) take the actions it is authorized to take pursuant to the Collateral Documents in order to release collateral thereunder.

		Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document.  The Administrative
Agent shall not be responsible to the Lenders or the holders of the Loans for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, or any other Loan Documents or other notes, instruments or agreements.  The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Loan.  The
Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper
Person or Persons.  Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith.  The
Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

		The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

		Subject to the appointment and acceptance of a successor Administrative
Agent as provided below, (i) the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower and (ii) the
Administrative Agent, at the request of the Borrower and with the consent of the Required Lenders (which consent shall not be unreasonably withheld) shall resign.  Upon any such resignation, the Borrower shall have the right to appoint a successor, subject to the approval of the Required
Lenders (which approval shall not be unreasonably withheld).  If no successor shall have been so appointed by the Borrower and approved by the Required
Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or the
Required Lenders consent to the resignation of the Administrative Agent, then
(i) the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, if the Administrative Agent shall have resigned by notifying the Lenders or (ii) otherwise, the Required Lenders may appoint a successor Administrative Agent to replace the terminated
Administrative Agent, in each case which successor shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring
Administrative Agent shall be discharged from its duties and obligations hereunder.  After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

		With respect to the Loans made by it and the Letter of Credit participations acquired by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the
Administrative Agent, and the Administrative Agent and its Affiliates may
accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

		Each Lender agrees (i) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and
(ii) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Administrative
Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.  For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total
Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

		Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

		The Syndication Agent, the Documentation Agents and the Co-Agents shall have no duties, rights, obligations or liabilities hereunder (other than under
Section 9.16) or under the other Loan Documents in their roles as such.


	ARTICLE IX.

	Miscellaneous

		SECTION IX.01.  Notices.  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopier, as follows:

		(a)  if to the Borrower, to it at Metris Companies Inc., 600 South Highway
169, Suite 1800, St. Louis Park, Minnesota 55426, Attention of
Vice President, Chief Financial Officer (Telephone No. (612) 525-5020)
(Telecopy No. (612) 525-5070);

		(b)  if to the Administrative Agent, to it at Chase Loan and Agency
Services, One Chase Manhattan Plaza, New York, New York 10005, Attention:
Miranda Chin (Telecopy No. 212-552-5658), with a copy to The Chase Manhattan
Bank, 270 Park Avenue, New York, New York 10017, Attention:  Gail Weiss
(Telecopy No. 212-270-1789); and

		(c)  if to a Lender, to it at its address (or telecopy number) set forth in
Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

		SECTION IX.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated.

		SECTION IX.03.  Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent and each Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior consent of all the Lenders.

		SECTION IX.04.  Successors and Assigns.  (a)  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

		(b)  Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any Commitment and Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an Affiliate of such
Lender, the Borrower, the Issuing Banks (in the case of any Revolving
Commitment or Revolving Loan) and the Administrative Agent must give their prior written consent to such assignment (which consent, in each case, shall not be unreasonably withheld or delayed); (ii) unless otherwise agreed by the Borrower and the Administrative Agent, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such
assignment is delivered to the Administrative Agent) shall not be less than
$5,000,000 (or, if less, the then-remaining Commitment of the assigning
Lender) and the amount of the Commitment of such Lender remaining after such assignment shall not be less than $5,000,000 or shall be zero;
and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (to be paid by the assignee or the assignor).  Upon acceptance and recording pursuant to paragraph (e) of this
Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and
Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.12,
2.15, 2.19 and 9.05, as well as to any Fees accrued for its account hereunder and not yet paid)).

		(c)  By executing and delivering an Assignment and Acceptance, the assigning
Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:  (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Revolving Loans without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i)
above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this
Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and
Acceptance; (iv) such assignee confirms that it has received a copy of this
Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative
Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
(vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto;
and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

		(d)  The Administrative Agent shall maintain at one of its offices in the
City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a
Lender hereunder for all purposes of this Agreement. Any assignment of any
Loan shall be effective only upon appropriate entries with respect thereto being made in the Register.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

		(e)  Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an administrative questionnaire in form satisfactory to the Administrative Agent completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b)
above and, if required, the written consent of the Borrower and the
Administrative Agent to such assignment, the Administrative Agent shall (i)
accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lender and the Issuing Banks.

		(f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12,
2.15 and 2.19 limited, as to each participant, to the amount the selling
Lender could claim and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or extending any scheduled principal payment date or date fixed for the payment of principal of or interest or fees on the Loans).

		(g)  Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree
(subject to customary exceptions) to preserve the confidentiality of such confidential information on substantially similar terms to those set forth in
Section 9.16.

		(h)  Notwithstanding the limitations set forth in paragraph (b) above, (i)
any Lender may at any time assign or pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank and (ii) any Lender which is a
"fund" may at any time assign or pledge all or any portion of its rights under this Agreement to secure such Lender's indebtedness, in each case without the prior written consent of the Borrower, the Administrative Agent or any Issuing Bank; provided that each such assignment shall be made in accordance with applicable law and no such assignment shall release a Lender from any of its obligations hereunder.  In order to facilitate any such assignment, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a registered promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

		(i)  The Borrower shall not assign or delegate any of its respective rights and duties hereunder.

		SECTION IX.05.  Expenses; Indemnity.  (a)  The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan
Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative
Agent, Issuing Banks or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other
Loan Documents or in connection with the Loans made hereunder, including (i)
the reasonable fees and disbursements of Simpson Thacher & Bartlett, counsel for the Administrative Agent, (ii) in connection with any such amendment, modification or waiver, the fees and disbursements of any common counsel, and (iii) in connection with any such enforcement or protection, the fees and disbursements of any counsel for the Administrative Agent or any
Lender.

		(b)  The Borrower agrees to indemnify the Administrative Agent, the Issuing
Banks, the Syndication Agent, the Documentation Agent, the Co-Agents,
each Lender and their directors, officers, employees and agents (each such
Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other
Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee; provided, however, that the Borrower will only be liable for the fees of a single firm which shall act as common counsel for the Lenders, except in the case where (i) a Lender reasonably determines based upon the written advice of legal counsel, a copy of which shall be provided to the
Borrower, in its judgment that having common counsel would present such counsel with a conflict of interest, (ii) a Lender reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to other Lenders or (iii) defense of any action or proceeding is not assumed by the Lenders.

		(c)  The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any
investigation made by or on behalf of the Administrative Agent or any Lender.
All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by evidence in reasonable detail sufficient to identify the nature and amount of the expense so incurred.

		SECTION IX.06.  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such
Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this
Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured.
The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
Each Lender agrees promptly to notify the Borrower of any such setoff and the application thereof made by such Lender.

		SECTION IX.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH
AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

		SECTION IX.08.  Waivers; Amendment.  (a)  No failure or delay of the
Administrative Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they
would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

		(b)  Neither this Agreement, any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, each other affected
Loan Party and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the scheduled date of amortization or the maturity of or date for the payment of any principal, interest or Fee on any Loan or Commitment, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any
Loan, without the prior written consent of each Lender affected thereby, (ii)
increase the Commitment of or decrease any Fee to be paid to any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of this Section or the definition of the "Required
Lenders", without the prior written consent of each Lender or (iv) release or otherwise limit or modify the obligations of any material Subsidiary
Guarantor (except as provided in the Subsidiary Guaranty) or release all or any substantial part of the collateral securing the Obligations (except as provided in the Borrower Security Agreement or the Subsidiary Security
Agreement) in each case without the prior written consent of each Lender;
provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.  Each Lender and each holder of a Loan shall be bound by any waiver, amendment or modification authorized by this Section, and any consent by any Lender or holder of a Loan pursuant to this Section shall bind any Person subsequently acquiring a Loan from it.

		SECTION IX.09.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law
(collectively, the "Charges"), as provided for herein or
in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable in respect of the Loans held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.


		SECTION IX.10.  Entire Agreement.  This Agreement and the other Loan
Documents and the letter agreement referred to in Section 2.05 constitute the entire contract between the parties relative to the subject matter hereof.
Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

		SECTION IX.11.  Waiver of Jury Trial.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan
Documents.  Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan
Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.11.

		SECTION IX.12.  Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

		SECTION IX.13.  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

		SECTION IX.14.  Headings.  The cover page, the Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

		SECTION IX.15.  Jurisdiction; Consent to Service of Process.  (a)  Each of
the parties hereto agrees that a final judgment in any New York State court or any federal court of the United States of America sitting in New York City shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that any party hereto may have to bring any action or proceeding relating to this Agreement or the other Loan Documents in the courts of any jurisdiction.

		(b)  The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan
Documents in any New York State or federal court.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

		(c)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this
Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

		SECTION IX.16.  Confidentiality.  Unless otherwise agreed to in writing by the Borrower, the Administrative Agent, the Syndication Agent, the
Documentation Agents, the Co-Agents and each Lender hereby agree to keep all
Proprietary Information (as defined below) confidential and not to disclose or reveal any Proprietary Information to any Person other than the
Administrative Agent's or such Lender's directors, officers, employees,
Affiliates and agents and to actual or potential assignees and participants, and then only on a confidential basis; provided, however, that the
Administrative Agent or any Lender may disclose Proprietary Information (a)
as required by law, rule, regulation or judicial process, (b) to its attorneys and accountants or (c) as requested or required by any state or federal or foreign authority or examiner regulating banks or banking.  For purposes of this Agreement, the term "Proprietary Information" shall include all information about the Borrower or any of its Affiliates which has been furnished by the Borrower or any of its Affiliates, whether furnished before or after the date hereof, and regardless of the manner in which it is furnished; provided, however, that Proprietary Information does not include information which (x) is or becomes generally available to the public other than as a result of a disclosure by the Administrative Agent or any Lender not permitted by this Agreement, (y) was available to the
Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure to the Administrative Agent or such Lender by the Borrower or any of its Affiliates from a Person who is not otherwise bound by a confidentiality agreement with the Company or any of its Affiliates or is not otherwise prohibited from transmitting the information to the Administrative Agent or such Lender or (z) becomes available to the Administrative Agent or any
Lender on a nonconfidential basis from a Person other than the Borrower or its Affiliates who is not otherwise bound by a confidentiality agreement with the Company or any of its Affiliates, or is not otherwise prohibited from transmitting the information to the Administrative Agent or such Lender.  In addition, the terms of any confidentiality agreement between any Lender and the Borrower will remain in full force and effect pursuant to the terms thereof.

		SECTION IX.17.  Effect of Amendment and Restatement of the Existing Credit
Agreement.  On the Effective Date, the Borrower's existing credit agreement shall be amended, restated and superseded in its entirety.  The parties hereto acknowledge and agree that (a) this Agreement and the other Loan
Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the existing credit agreement) under the existing credit agreement as in effect prior to the Effective Date; (b) such "Obligations" are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement; and (c) the
Liens and security interests as granted under the Security Documents securing payment of such "Obligations" are in all respects continuing and in full force and effect and secure the payment of the Obligations (as defined in this Agreement).

		IN WITNESS WHEREOF, the Borrower the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


					       METRIS COMPANIES INC., as Borrower


					       By: /s/ Paul T. Runice
					       Name:  Paul T. Runice
					       Title: Vice President & Treasurer


					       By: /s/ Robert W. Oberrender
					       Name:  Robert W. Oberrender
					       Title: Senior Vice President
						      & Chief Financial Officer


					       THE CHASE MANHATTAN BANK, as
					       Administrative Agent, Lender and Issuing
					       Bank


					       By: /s/ Gail A. Weiss
					       Name:  Gail A. Weiss
					       Title: Vice President